Exhibit 4.1

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GLOBAL BPO SERVICES CORP.

Global BPO Services Corp., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1. The Corporation’s original Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on June 26, 2007. A Certificate of Correction was filed in the office of the Secretary of State of the State of Delaware on July 3, 2007. An Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on July 5, 2007. A Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on October 17, 2007. A Certificate of Amendment of Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on July 31, 2008.

2. This Third Amended and Restated Certificate of Incorporation restates, integrates and amends the Second Amended and Restated Certificate of Incorporation, as amended, of the Corporation.

3. This Third Amended and Restated Certificate of Incorporation was duly adopted by written consent of the directors and written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

4. The text of the Second Amended and Restated Certificate of Incorporation, as amended, of the Corporation is hereby amended and restated to read in full as follows:

FIRST: The name of the Corporation is Stream Global Services, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 150,000,000 shares, consisting of (i) 149,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) 1,000,000 shares of Preferred Stock, $.001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A	COMMON STOCK.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2. Voting. The holders of the Common Stock shall have voting rights at all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation. There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock.

4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

B	PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued if so expressly provided in the terms of such Preferred Stock except as otherwise provided by law.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by

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filing a certificate of designations relating thereto in accordance with the General Corporation Law of the State of Delaware, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, subject to the terms of the Preferred Stock, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

Subject to the terms of the Preferred Stock the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

FIFTH: Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

SIXTH: In furtherance and not in limitation of the powers conferred upon it by the General Corporation Law of the State of Delaware, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the By-laws of the Corporation by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

SEVENTH: Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

EIGHTH: The Corporation shall provide indemnification as follows:

1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by

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reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines and excise taxes (including penalties arising under the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.

3. Indemnification for Expenses of Successful Party. Notwithstanding any other provisions of this Article EIGHTH, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article EIGHTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being

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adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his or her conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

4. Notification and Defense of Claim. Indemnitee shall notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. The failure to so notify the Corporation will not relieve the Corporation from any liability that it may have to Indemnitee (i) except to the extent the failure adversely affects the Corporation’s rights, legal position, ability to defend or ability to obtain insurance coverage with respect to such proceeding or (ii) otherwise than under this Certificate. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section 4. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article EIGHTH. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify Indemnitee under this Article EIGHTH for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

5. Advance of Expenses. Subject to the provisions of Section 6 of this Article EIGHTH, in the event of any threatened or pending action, suit, proceeding or investigation of which the Corporation receives notice under this Article EIGHTH, any expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only

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upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH; and provided further that no such advancement of expenses shall be made under this Article EIGHTH if it is determined (in the manner described in Section 6) that (i) Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his or her conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

6. Procedure for Indemnification and Advancement of Expenses. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article EIGHTH, an Indemnitee shall submit to the Corporation a written request. Any such advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of Indemnitee, unless (i) the Corporation has assumed the defense pursuant to Section 4 of this Article EIGHTH (and none of the circumstances described in Section 4 of this Article EIGHTH that would nonetheless entitle the Indemnitee to indemnification for the fees and expenses of separate counsel have occurred) or (ii) the Corporation determines within such 60-day period that Indemnitee did not meet the applicable standard of conduct set forth in Section 1, 2 or 5 of this Article EIGHTH, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 1 or 2 only as authorized in the specific case upon a determination by the Corporation that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

7. Remedies. The right to indemnification or advancement of expenses as granted by this Article EIGHTH shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article EIGHTH that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee’s expenses (including attorneys’ fees) reasonably incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation. Notwithstanding the foregoing, in any suit brought by Indemnitee to enforce a right to indemnification hereunder it shall be a defense that the Indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware.

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8. Limitations. Notwithstanding anything to the contrary in this Article EIGHTH, except as set forth in Section 7 of this Article EIGHTH, the Corporation shall not indemnify an Indemnitee pursuant to this Article EIGHTH in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article EIGHTH, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification payments to the Corporation to the extent of such insurance reimbursement.

9. Subsequent Amendment. No amendment, termination or repeal of this Article EIGHTH or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall adversely affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

10. Other Rights. The indemnification and advancement of expenses provided by this Article EIGHTH shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee. Nothing contained in this Article EIGHTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article EIGHTH. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article EIGHTH.

11. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article EIGHTH to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which Indemnitee is entitled.

12. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to

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indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

13. Savings Clause. If this Article EIGHTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article EIGHTH that shall not have been invalidated and to the fullest extent permitted by applicable law.

14. Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

NINTH: This Article NINTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. At each annual meeting of stockholders beginning with the 2009 annual meeting of stockholders, the directors shall be elected for a term of office to expire at the next annual meeting of stockholders, subject to the election and qualification of then successors or the earlier of their death, resignation or removal.

IN WITNESS WHEREOF, this Third Amended and Restated Certificate of Incorporation, which restates, integrates and amends the Second Amended and Restated Certificate of Incorporation of the Corporation, and which has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, has been executed by its duly authorized officer this 31st day of July, 2008.

GLOBAL BPO SERVICES CORP.

By:	/S/ R. SCOTT MURRAY
R. Scott Murray Chief Executive Officer

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STREAM GLOBAL SERVICES, INC.

CERTIFICATE OF DESIGNATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

Pursuant to Section 151 of the Delaware General Corporation Law

Stream Global Services, Inc., a Delaware corporation (the “ Corporation ”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “ DGCL ”) does hereby certify that, in accordance with Section 141(c) of the DGCL, the following resolution was duly adopted by the board of directors of the Corporation on May 29, 2008:

RESOLVED, that the board of directors of the Corporation pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation, hereby authorizes the issuance of one series of Preferred Stock designated as the Series A Convertible Preferred Stock, par value $0.001 per share, of the Corporation and hereby fixes the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation of the Corporation which are applicable to the Preferred Stock of all classes and series) as follows:

SERIES A CONVERTIBLE PREFERRED STOCK

1. Designation, Amount and Par Value . The following series of preferred stock shall be designated as the Corporation’s Series A Convertible Preferred Stock (the “ Series A Preferred Stock ”), and the number of shares so designated shall be 150,000. Each share of Series A Preferred Stock shall have a par value of $0.001 per share. The “ Stated Value ” for each share of Series A Preferred Stock equals the sum of (i) $1,000 plus (ii) any amount added to Stated Value pursuant to Section 3 hereof. The Series A Preferred Stock is to be issued only pursuant to the terms of the Purchase Agreement (as hereinafter defined).

2. Definitions . In addition to the terms defined elsewhere in this Certificate of Designations the following terms have the meanings indicated:

“ Acceleration Event ” means the occurrence of any one or more of the following events: (i) a Liquidation Event; (ii) a Bankruptcy Event; (iii) immediately prior to a conversion pursuant to Section 7(b) hereof; or (iv) any other Fundamental Transaction.

“ Affiliate ” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person. Without limiting the foregoing, with respect to the Original Purchaser, any investment fund, investment partnership, investment account or other investment person whose investment manager, investment advisor, managing member or general partner, is the Original Purchaser or an Affiliate of the Original Purchaser or any member, partner, director, officer or employee of such investment manager, investment advisor, managing member or general partner of the Original Purchaser or any Affiliate of the Original Purchaser or any limited partner of the Original Purchaser or such investment fund, investment partnership, investment account or other investment person will be deemed an Affiliate of the Original Purchaser.

“ Bankruptcy Event ” means any of the following events: (a) the Corporation or a Subsidiary of the Corporation commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Subsidiary thereof; (b) there is commenced against the Corporation or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Corporation or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Corporation or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Corporation or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“ Business Day ” means any day except Saturday, Sunday and any day on which banking institutions in New York City are authorized or required by law or other governmental action to close.

“ Closing Price ” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the Trading Market, the closing price per share of Common Stock for such date (or the nearest preceding date) on the Trading Market or exchange on which the Common Stock is then listed or quoted; or (b) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the majority in interest of the Holders.

“ Common Stock ” means the common stock of the Corporation, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified or exchanged or converted.

“ Conversion Price ” means $6.00 per share (as adjusted for stock dividends, stock splits, stock combinations or other similar events pursuant to Section 13 hereof occurring after the Original Issue Date).

“ Equity Conditions ” means, with respect to a specified issuance of Common Stock, that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) the Common Stock is listed or quoted (and is not suspended from trading) on the Trading Market and such shares of Common Stock are approved for listing upon issuance; (iii) no Bankruptcy Event has occurred; (iv) the conversion of the Series A Preferred Stock is permitted by the Trading Market and all other applicable laws, rules and regulations; and (v) the Corporation is not in default with respect to any material obligation hereunder or under any of the Transaction Documents.

“ Exchange Act ” means the Securities Exchange Act of 1934, as amended.

“ Fundamental Transaction ” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date of the Purchase Agreement by an individual or legal entity or “group”(as described in Rule 13d-5(b)(1) under the Exchange Act) of more than 35% of the voting rights or voting equity interests in the Corporation; (ii) a replacement of more than one-half of the members of the Corporation’s board of directors with members that are not approved by a majority of those individuals who are members of the board of directors on the date of the Purchase Agreement (or other Persons approved by such members to be directors (or their successors so appointed), appointed pursuant to the terms of the Stockholder’s Agreement or elected by the Original Purchaser pursuant to Section 9 below; (iii) a merger or consolidation of the Corporation or any Subsidiary or a sale of all or substantially all of the assets of the Corporation in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Corporation’s securities prior to the first such transaction continue to hold a majority of the voting rights or voting equity interests in of the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Corporation or any Subsidiary that constitutes or results in a transfer of a majority of the voting rights or voting equity interests in the Corporation; (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Corporation; (vi) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property and as a result thereof the holders of a majority of the shares of Common Stock prior to the offer do not hold securities representing a majority of the voting rights or voting equity interests in the Corporation, except for the tender offer described in the Purchase Agreement; (vii) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities that do not represent a majority of the voting rights or voting equity interests of the Corporation, cash or property; or (viii) the execution by the Corporation of an agreement directly or indirectly providing for any of the foregoing events; provided that none of items (i) through (viii) shall be deemed a Fundamental

Transaction if it involves Purchaser (as such term is defined in the Purchase Agreement) or its Related Persons (as such term is defined in the Stockholder’s Agreement) or if it is a transaction approved by the Purchaser pursuant to Section 4.1 of the Stockholder’s Agreement.

“ Holder ” means any holder of Series A Preferred Stock.

“ Junior Securities ” means the Common Stock and all other equity or equity equivalent securities of the Corporation, including, without limitation, any securities convertible into or exercisable for shares of Common Stock.

“ Liquidation Event ” means any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.

“ Original Issue Date ” means the date of the first issuance of any shares of Series A Preferred Stock, regardless of the number of transfers of any particular shares of Series A Preferred Stock and regardless of the number of certificates that may be issued to evidence shares of Series A Preferred Stock.

“ Original Purchaser ” means the original purchaser of the Series A Preferred Stock under the Purchase Agreement, and any assignee or transferee of any shares of such Series A Preferred Stock that is an Affiliate of the Original Purchaser.

“ Person ” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“ Post-Conversion Equity ” means as of the date of determination that number of shares of Common Stock that are then outstanding or would be outstanding upon the exercise of all rights, options, and warrants (to the extent then exercisable and vested) and conversion of all other securities (including the Series A Preferred Stock) that are convertible into shares of Common Stock.

“ Purchase Agreement ” means the Preferred Stock Purchase Agreement, dated as of June 2, 2008, among the Corporation and the Original Purchaser, as the same may be amended or modified in accordance with its terms.

“ Registration Rights Agreement ” means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, to be entered into among the Corporation and the Holders upon the Original Issue Date.

“ Securities Act ” means the Securities Act of 1933, as amended.

“ Stockholder’s Agreement ” means the Stockholder’s Agreement, dated as of August 7, 2008, among the Corporation and the Original Purchaser.

“ Subsidiary ” means any significant subsidiary of the Corporation as defined in Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission.

“ Trading Day ” means (a) any day on which the Common Stock is listed or quoted and traded on the Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on the Trading Market, then any Business Day.

“ Trading Market ” means The American Stock Exchange (the “ AMEX ”) or, at any time the Common Stock is not listed for trading on the AMEX, any national securities exchange upon which the Common Stock is then primarily listed or quoted.

“ Transaction Documents ” means the Purchase Agreement, the Registration Rights Agreement, the Stockholder’s Agreement, this Certificate of Designations and any other documents or agreements executed or delivered in connection with the transactions contemplated under the Purchase Agreement and thereunder.

“ Underlying Shares ” means the shares of Common Stock issuable upon conversion or redemption of the shares of Series A Preferred Stock.

3. Dividends .

(a) Each Holder shall be entitled to receive, and the Corporation shall pay, cumulative dividends on the Series A Preferred Stock at the rate per share (as a percentage of the Stated Value per share) of 3.00% per annum, payable semi-annually in arrears commencing on December 31, 2008 and thereafter on each June 30 and December 31, except if such date is not a Trading Day, in which case such dividend shall be payable on the next succeeding Trading Day (each, a “ Dividend Payment Date ”). Dividends on the Series A Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date for the applicable Series A Preferred Stock, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends payable pursuant to this Section 3(a) shall be payable by the Corporation, at its option, in cash, or by adding the amount of accrued dividends per share of Series A Preferred Stock to the Stated Value of that share. If any dividend is not paid in cash on or before the Dividend Payment Date, the amount thereof shall be added to Stated Value on the Dividend Payment Date. No dividend or other distribution (other than (y) a dividend or distribution payable solely in Common Stock or (z) a cash dividend or distribution with respect to which holders of shares of Series A Preferred Stock receive a pro rata portion of such dividend or distribution on an as-converted basis) shall be paid on or set apart for payment on Common Stock or any other Junior Securities unless all accrued and unpaid dividends on the Series A Preferred Stock (but not amounts previously added to Stated Value pursuant to this Section 3) have been paid in accordance with this Certificate of Designations.

(b) Immediately prior to the occurrence of any Acceleration Event prior to the seventh anniversary of the Original Issue Date, the Stated Value of each share of Series A Preferred Stock shall immediately and automatically be increased by an amount per share equal to all dividends that would otherwise be payable on a share of Series A Preferred Stock on each Dividend Payment Date on and after the occurrence of such Acceleration Event and prior to and including the seventh anniversary of such Original Issue Date (the “ Acceleration Period ”). The automatic increase in Stated Value pursuant to this Section 3(b) shall be in lieu of, and not in addition to, the dividends that would otherwise be payable on each Dividend Payment Date during the Acceleration Period. For the purpose of clarity, and only in the event that the Corporation has not elected to require conversion under Section 7(b), each Holder shall be entitled to receive, and the Corporation shall pay, all dividends payable in accordance with Section 3(a) above on each Dividend Payment Date after the seventh anniversary of the Original Issue Date.

(c) Notwithstanding anything in this Certificate of Designation to the contrary, an amount equal to the sum of all accrued but unpaid dividends shall be payable upon,

(i) a Liquidation Event in cash;

(ii) a Fundamental Transaction that the Holders elect to treat as a Liquidation Event pursuant to Section 6(c) in cash or in other securities or property as specified in Section 6(c); or

(iii) conversion of the Series A Preferred Stock, either (A) in cash or (B) in additional Underlying Shares as provided in Section 8(a), at the option of the Corporation.

For the purposes of this Section 3(c), accrued but unpaid dividends shall include any amounts added to Stated Value as a result of deferred dividends or accelerated dividends as provided in Section 3(a); provided, however, that to avoid double counting accrued but unpaid dividends shall not be counted both for the purposes of this Section 3(c) and in determining Stated Value.

4. Registration of Issuance and Ownership of Series A Preferred Stock . The Corporation shall register the issuance and ownership of shares of the Series A Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “ Series A Preferred Stock Register ”), in the name of the record Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series A Preferred Stock as the absolute owner thereof for the purpose of any conversion hereof or any distribution to such Holder, and for all other purposes, absent actual notice to the contrary.

5. Registration of Transfers . Subject to the terms of the Stockholder’s Agreement, the Corporation shall register the transfer of any shares of Series A Preferred Stock in the Series A Preferred Stock Register, upon surrender of certificates evidencing such Shares to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of Series A Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder.

6. Liquidation .

(a) In the event of any Liquidation Event, the Holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities by reason of their ownership thereof, an amount per share in cash equal to the greater of (i) the Stated Value for each share of Series A Preferred Stock then held by them (as adjusted for any stock split, stock dividend, stock combination or other similar transactions with respect to the Series A Preferred Stock), plus all accrued but unpaid dividends (including, without duplication, dividends added to Stated Value as provided in Section 3 above) on such Series A Preferred Stock as of the date of such event, and (ii) the amount per share that would be payable to a holder of Series A Preferred Stock had all shares of Series A Preferred Stock been converted to Underlying Shares immediately prior to such Liquidation Event (the “ Series A Stock Liquidation Preference ” ). If, upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such Holders of the full Series A Stock Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the Holders of the Series A Preferred Stock in proportion to the aggregate Series A Stock Liquidation Preference that would otherwise be payable to each of such Holders.

(b) In the event of a Liquidation Event, following completion of the distributions required by the first sentence of paragraph (a) of this Section 6, if assets or surplus funds remain in the Corporation, the holders of the Common Stock and other Junior Securities shall share in all remaining assets of the Corporation.

(c) The Corporation shall provide written notice of any Liquidation Event or Fundamental Transaction to each record Holder not less than 45 days prior to the payment date or effective date thereof. At the request of any Holder, which must be delivered prior to the effective date of a Fundamental Transaction (or, if later, within five (5) Trading Days after such Holder receives notice of such Fundamental Transaction from the Corporation), such Fundamental Transaction will be treated as a Liquidation Event with respect to such Holder for the purposes of this Section 6; provided, however, that if the consideration to be paid to the holders of the Common Stock is not to be paid in cash, but rather in securities or other property, then at the option of the Corporation, the amount payable to the Holders pursuant to this Section 6(c) shall be either (i) in cash or (ii) in the same securities or other property as is to be paid to the holders of Common Stock so long as (a) such securities or other property consist exclusively of common equity interests quoted on the Nasdaq Stock Market or listed on the New York Stock Exchange or on the American Stock Exchange, (b) the value of such common equity interests shall be determined as 98% of the closing price of such common equity interests on the Nasdaq Stock Market, the New York Stock Exchange or the American Stock Exchange, as the case may be, on the Trading Day immediately preceding the consummation of such Fundamental Transaction and (c) such common equity interests shall be freely transferable by the Holders, without legal or contractual restrictions. At the request of the Original Purchaser, prior to the issuance of any common equity interests referred to in the preceding sentence, counsel to the issuer of such common equity interests familiar with United States federal securities laws shall provide the Purchaser with a legal opinion to the effect that such common equity interests are transferable without legal restriction under United States federal securities laws.

(d) In the event that, immediately prior to the closing of a Liquidation Event the cash distributions required by subsection 6(a) have not been made, the Corporation shall forthwith either: (i) cause such closing to be postponed until such time as such cash distributions have been made, or (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice by the Corporation required under subsection 6(c).

7. Conversion; Redemption

(a) Conversion at Option of Holder . At the option of any Holder, any shares of Series A Preferred Stock may be converted into Common Stock based on the Conversion Price then in effect for the Series A Preferred Stock; provided that if less than 20% of the number of shares of Series A Preferred Stock outstanding on the date the Series A Preferred Stock is first issued by the Corporation would remain outstanding after any such conversion, then all shares must be converted at that time. A Holder may convert shares of Series A Preferred Stock into Common Stock pursuant to this paragraph at any time and from time to time after the Original Issue Date, by delivering to the Corporation a conversion notice (the “ Holder Conversion Notice ”), in the form attached hereto as Exhibit A, appropriately completed and duly signed, and the date any such Holder Conversion Notice is delivered to the Corporation (as determined in accordance with the notice provisions hereof) is a “ Conversion Date .”

(b) Conversion at Option of Corporation . At any time that (i) the average Closing Price for at least 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date of the Corporation Conversion Notice (as defined below) exceeds 150% of the Conversion Price or (ii) a Fundamental Transaction occurs that the Holders do not elect to treat as a Liquidation Event, the Corporation may elect to require the Holders to convert all shares of the Series A Preferred Stock into Common Stock based on the Conversion Price by delivering an irrevocable written notice of such election to the Holders (the “ Corporation Conversion Notice ”). The tenth (10 th ) Trading Day after the delivery of such notice will be the “ Conversion Date ” for such required conversion. Notwithstanding the foregoing, (x) in the event of a conversion at the option of the Corporation predicated on clause (i) of the first sentence of this Section 7(b), the Corporation may not require any conversion under this paragraph (and any notice thereof will be void), prior to the second anniversary of the Original Issue Date and unless from the beginning of such ten Trading Day period through the Conversion Date, the Closing Price for each such Trading Day exceeds 150% of the Conversion Price, and (y) in the event of a conversion at the option of the Corporation predicated on clause (i) or (ii) of the first sentence of this Section 7(b), the Corporation may not require any conversion under this paragraph (and any notice thereof will be void), unless the Equity Conditions are satisfied (or waived in writing by the applicable Holder) on each Trading Day between the date of the Conversion Notice and the Conversion Date with respect to all of the Underlying Shares then issuable upon conversion in full of all outstanding Series A Preferred Stock.

(c) Redemption at Option of Holder . On or after the seventh anniversary of the Original Issue Date, the Holder may, at its option, require the Corporation to redeem any of the Series A Preferred Stock owned by the Holder, for an amount per share in cash equal to the

Stated Value on the Redemption Date plus all accrued and unpaid dividends that have not been added to Stated Value on the Redemption Date (the “ Cash Redemption Price ”) for each share of Series A Preferred Stock (as adjusted for any stock split, stock dividend, stock combination or other similar transactions with respect to the Series A Preferred Stock) to be redeemed on the Redemption Date (as defined below) . Additionally, if the product of (X) the average Closing Price of the ten (10) Trading Days immediately preceding the Redemption Date (the “ Company Redemption Closing Price ”) and (Y) the number of shares of Common Stock that would have been issued had the Holder converted all outstanding shares of Series A Preferred Stock being redeemed into shares of Common Stock on the Redemption Date (such product being referred to as the “ Common Stock As Converted Cash Value ”) exceeds the aggregate Cash Redemption Price, the Holder will receive on the Redemption Date, in addition to the aggregate Cash Redemption Price, in shares of Common Stock, the amount by which the Common Stock As Converted Cash Value exceeds the aggregate Cash Redemption Price, with the per share value for the Common Stock so issued and delivered being the Company Redemption Closing Price. The redemption date (the “ Redemption Date ”) shall be specified in an irrevocable written notice of redemption sent by or on behalf of the Holder (pursuant to this Section 7(c)) or Corporation (pursuant to Section 7(d)), as the case may be, to the Holder or the Corporation, as applicable, not less than thirty (30) days nor more than ninety (90) days prior to the proposed Redemption Date notifying the Corporation or the Holder, as applicable, of the election of the Corporation or the Holder, as the case may be, to redeem such shares in accordance with the terms hereof and specifying the Redemption Date.

(d) Redemption at Option of Corporation . On or after the seventh anniversary of the Original Issue Date, the Corporation may, at its option, redeem any of the Series A Preferred Stock owned by the Holders, for the Cash Redemption Price plus , if the Common Stock As Converted Cash Value exceeds the aggregate Cash Redemption Price, the Holder will receive on the Redemption Date, in addition to the aggregate Cash Redemption Price, in shares of Common Stock, the amount by which the Common Stock As Converted Cash Value exceeds the Cash Redemption Price, with the per share value for the Common Stock so issued and delivered being the Company Redemption Closing Price; provided that if less than 20% of the number of shares of Preferred Stock outstanding on the date the Preferred Stock is first issued by the Corporation would remain outstanding after any such redemption, then all shares must be redeemed at that time.

8. Mechanics of Conversion; Redemption .

(a) The Corporation shall pay the applicable Cash Redemption Price in immediately available funds to the Holder on the Redemption Date.

(b) The number of Underlying Shares issuable upon any conversion of shares of Series A Preferred Stock hereunder shall equal (A) the sum of (i) the Stated Value of such shares of Series A Preferred Stock to be converted plus (ii) the accrued and unpaid dividends on such shares of Series A Preferred Stock that have not been added to the Stated Value on the Conversion Date, divided by (B) the applicable Conversion Price on the Conversion Date.

(c) Upon conversion or redemption (if the Common Stock as Converted Cash Value exceeds the aggregate Cash Redemption Price) of any shares of Series A Preferred Stock,

the Corporation shall promptly issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion or redemption, free of restrictive legends unless such Underlying Shares are still required to bear a restrictive legend; the Corporation shall use its commercially reasonable efforts to cause the transfer agent to issue such certificates on or before (i) the sixth Trading Day after the Conversion Date or (ii) the Redemption Date, as the case may be. The Holder shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date or Redemption Date as the case may be. If the shares are then not required to bear a restrictive legend, the Corporation shall, upon request of the Holder, deliver Underlying Shares hereunder electronically through The Depository Trust Corporation (“ DTC ”) or another established clearing corporation performing similar functions, and shall credit the number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission System (“ DWAC ”).

(d) A Holder shall deliver the original certificate(s) evidencing the Series A Preferred Stock being converted or redeemed in connection with the conversion or redemption of such Series A Preferred Stock. Upon surrender of a certificate following one or more partial conversions or redemptions, the Corporation shall promptly deliver to the Holder a new certificate representing the remaining shares of Series A Preferred Stock.

(e) The Corporation’s obligations to issue and deliver Underlying Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by any Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by any Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to any Holder in connection with the issuance of such Underlying Shares.

9. Voting Rights; Director Designation .

(a) Except as otherwise provided in this Section 9(a) or in Section 9(b) or as required by applicable law, the Holders of the Series A Preferred Stock shall be entitled to vote on all matters on which holders of Common Stock are entitled to vote. For such purposes, each Holder shall be entitled to a number of votes in respect of the shares of Series A Preferred Stock owned of record by it equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock are convertible by the Holders as of the record date for the determination of stockholders entitled to vote on such matter, or if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise provided in this Section 9(a) or in Section 9(b), in any relevant agreement or as required by applicable law, the holders of the Series A Preferred Stock and Common Stock shall vote together as a single class on all matters submitted to a vote or consent of stockholders; provided that so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the shares of Series A Preferred Stock then outstanding, voting together as a separate class,

(i) alter or change the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation (whether by amendment of this Certificate of Designations or the Company’s certificate of incorporation or other charter documents or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action) or avoid or seek to avoid the observance or performance of any or the terms to be observed or performed hereunder by the Corporation;

(ii) authorize or create any class or series of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation Event or Fundamental Transaction senior to or otherwise pari passu with the Series A Preferred Stock, including without limitation through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action) or avoid or seek to avoid the observance or performance of any or the terms to be observed or performed hereunder by the Corporation;;

(iii) increase the authorized number of shares of Series A Preferred Stock;

(iv) pay or declare any dividend or make any distribution on, or redeem or acquire, any Junior Securities, except pro rata stock dividends on the Common Stock payable in additional shares of Common Stock; or

(v) enter into any transaction or series of transactions which would constitute a Liquidation Event or Fundamental Transaction if the consideration payable with respect to each share of Series A Preferred Stock is other than an amount in cash which is more than 150% of the Conversion Price; or

(vi) enter into any agreement with respect to the foregoing.

The protective rights set forth above in (iv) will terminate and cease to apply on the earliest to occur of (A) the first date on which there are outstanding less than 30% of the number of shares of Series A Preferred Stock that were outstanding on the date the Series A Preferred Stock is first issued by the Corporation and (B) the first date on which the outstanding shares of Series A Preferred Stock represent, in the aggregate, less than 20% of the Post-Conversion Equity. The protective rights set forth above in (v) will terminate and cease to apply on the date that both (A) and (B) have occurred.

(b) The Original Purchaser shall not be entitled nor have the right or power to vote in any election or removal, with or without cause, of directors of the Corporation elected or removed generally by the holders of the Common Stock (and any capital stock entitled to vote in the election or removal of directors with the holders of the Common Stock) except as set forth in clause (iv) below but shall instead have the special voting rights set forth in this Section 9(b). At each election of directors, the Original Purchaser shall be entitled to elect such number of directors to the Corporation’s board of directors equal to the product of (x) a fraction, the numerator of which is the number of shares of Common Stock into which the shares of Series A Preferred Stock then owned by the Original Purchaser and its Affiliates are convertible, and the denominator of which is the total number of shares of Common Stock then outstanding (assuming the conversion of all then outstanding shares of Series A Preferred Stock), in each case, calculated as of the record date for the election of such director(s), or if no record date is established, the date on which such vote is taken or any written consent of stockholders relating thereto is solicited and (y) the total number of directors as established in accordance with the Bylaws of the Corporation. Such product shall be rounded down to the nearest whole number; provided , that if the fraction calculated pursuant to (x) above is greater than  1/2 , such product shall be rounded up to the nearest whole number if rounding down to the nearest whole number would result in the Original Purchaser having the right to elect less than a majority of the directors to the board of directors. Notwithstanding the foregoing, the Original Purchaser shall at all times have the right to elect the minimum number of directors set forth in each of clauses (i), (ii) and (iii) below so long as the ownership requirements set forth in such clauses is satisfied.

(i) During such time as the Original Purchaser, together with its Affiliates, owns shares of Series A Preferred Stock that collectively represent at least 50% of the number of shares of Series A Preferred Stock that were outstanding on the date the Series A Preferred Stock is first issued by the Corporation, the Original Purchaser shall be entitled to elect at least two directors to the Corporation’s board of directors.

(ii) During such time as the Original Purchaser, together with its Affiliates, owns shares of Series A Preferred Stock that collectively are convertible into at least 17,850,000 shares of Common Stock, the Original Purchaser shall be entitled to elect at least three directors to the Corporation’s board of directors.

(iii) During such time as the Original Purchaser, together with its Affiliates, owns shares of Series A Preferred Stock that collectively represent at least 25% of the number of shares of Series A Preferred Stock that were outstanding on the date the Series A Preferred Stock is first issued by the Corporation or owns shares of Series A Preferred Stock, Common Stock or securities convertible into or exercisable for shares of Common Stock representing on an as converted or exercised basis at least 10% of the Post-Conversion Equity of the Corporation, the Original Purchaser shall be entitled to elect at least one director to the Corporation’s board of directors.

(iv) At any time that the Original Purchaser, together with its Affiliates, owns shares of Series A Preferred Stock that collectively represent less than 75% of the number of shares of Series A Preferred Stock that were outstanding on the date the Series A Preferred Stock is first issued by the Corporation and does not own shares of Series A Preferred Stock, Common Stock or securities convertible into or exercisable for shares of

Common Stock representing on an as converted or exercised basis more than 10% of the Post-Conversion Equity of the Corporation, then the Original Purchaser shall not be entitled to elect any directors to the Corporation’s board of directors pursuant to this Section 9(b) but shall have the right and power to vote in any election or removal, with or without cause, of directors of the Corporation elected or removed generally by the holders of the Common Stock (and any capital stock entitled to vote in the election or removal of directors with the holders of the Common Stock) pursuant to Section 9(a).

The Original Purchaser may remove any director elected pursuant to this Section 9(b) at any time and from time to time, without cause (subject to the Bylaws of the Corporation and any requirements of law), in its sole discretion. In the event a director elected by the Original Purchaser is removed, the vacancy in the board of directors shall be filled by the Original Purchaser, and such action shall be taken only by vote or written consent in lieu of a meeting of the holders of the Series A Preferred Stock or by any remaining director or directors elected by the holders of Series A Preferred Stock pursuant to this Section 9(b).

10. Charges, Taxes and Expenses . Issuance of certificates for shares of Series A Preferred Stock and for Underlying Shares issued on conversion of (or otherwise in respect of) the Series A Preferred Stock shall be made without charge to the Holders for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the Series A Preferred Stock or receiving Underlying Shares in respect of the Series A Preferred Stock.

11. Replacement Certificates . If any certificate evidencing Series A Preferred Stock or Underlying Shares is mutilated, lost, stolen or destroyed, or a Holder fails to deliver such certificate as may otherwise be provided herein, the Corporation shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution for such certificate, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction (in such case) and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

12. Reservation of Underlying Shares . The Corporation covenants that it shall at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) all outstanding Series A Preferred Stock (taking into account the adjustments of Section 13), free from preemptive rights or any other contingent purchase rights of persons other than the Holder. The Corporation covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Corporation covenants that it shall use its best efforts to satisfy each of the Equity Conditions.

13. Certain Adjustments . The Conversion Price is subject to adjustment from time to time as set forth in this Section 13. Such adjustments shall be made to the Conversion Price for all shares of Series A Preferred Stock from and after the Original Issue Date.

(a) Stock Dividends and Splits . If the Corporation, at any time while Series A Preferred Stock is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the applicable Conversion Price for Series A Preferred Stock shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Pro Rata Distributions . If the Corporation, at any time while Series A Preferred Stock is outstanding, distributes or pays as a dividend to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (including, without limitation, cash) (in each case, “ Distributed Property ”), then in each such case the Corporation shall simultaneously deliver to each Holder the Distributed Property that each such Holder would have been entitled to receive in respect of the number of Underlying Shares then issuable pursuant to Section 7(a) above had the Holder been the record holder of such Underlying Shares immediately prior to the applicable record or payment date.

(c) Fundamental Transactions . If the Corporation, at any time while Series A Preferred Stock is outstanding, effects any Fundamental Transaction, then upon any subsequent conversion of Series A Preferred Stock, each Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it could have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “ Alternate Consideration ”). For purposes of any such conversion, the determination of the applicable Conversion Price for the Series A Preferred Stock shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then each Holder shall be given the same choice as to the

Alternate Consideration it receives upon any conversion of Series A Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall issue to the Holder a new series of preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Series A Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(d) Calculations . All calculations under this Section 13 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e) Notice of Adjustments . Upon the occurrence of each adjustment pursuant to this Section 13, the Corporation at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Corporation will promptly deliver a copy of each such certificate to each Holder and to the Corporation’s Transfer Agent.

(f) Notice of Corporate Events . If the Corporation (i) declares a dividend (other than a dividend pursuant to Section 3 above) or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Corporation or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Corporation, then the Corporation shall deliver to each Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction.

14. Fractional Shares . The Corporation shall not be required to issue or cause to be issued fractional Underlying Shares on conversion of Series A Preferred Stock.

15. Notices . Any and all notices or other communications or deliveries hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 4:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 4:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Corporation, to 125 High Street, 30 th Floor, Boston, MA 02110, Attention: Corporate Secretary, or (ii) if to a Holder, to the address or facsimile number appearing on the Corporation’s stockholder records or such other address or facsimile number as such Holder may provide to the Corporation in accordance with this Section.

16. Miscellaneous .

(a) The headings herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

(b) Any of the rights of the Holders of Series A Preferred Stock set forth herein, including any Equity Conditions or any other similar conditions for the Holders’ benefit, may be waived by the affirmative vote of Holders of at least a majority of the shares of Series A Preferred Stock then outstanding. No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

IN WITNESS WHEREOF, Stream Global Services, Inc. has caused this Certificate of Designations to be duly executed as of this 7th day of August, 2008.

STREAM GLOBAL SERVICES, INC.

By:	/s/ R. Scott Murray
Name:	R. Scott Murray
Title:	Chief Executive Officer

Exhibit A

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder

in order to convert shares of Series A Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below into shares of common stock, par value $0.001 per share (the “ Common Stock ”), of Stream Global Services, Inc., a Delaware corporation (the “ Corporation ”), according to the conditions hereof, as of the date written below.

Date to Effect Conversion

Number of shares of Series A Preferred Stock owned prior to Conversion

Number of shares of Series A Preferred Stock to be Converted

Stated Value of shares of Series A Preferred Stock to be Converted

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Number of shares of Series A Preferred Stock subsequent to Conversion

Name of Holder

By:
Name:
Title:

STREAM GLOBAL SERVICES, INC.

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF DESIGNATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

Pursuant to Section 242 of the Delaware General Corporation Law

Stream Global Services, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (together with any successors, the “Corporation”), does hereby certify that:

1. By resolution of the Board of Directors of the Corporation, and by a Certificate of Designations filed in the office of the Secretary of the State of Delaware on August 7, 2008, the Corporation authorized a series of 150,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the “Series A Preferred Stock”) and established the powers, designations, preferences and relative, participating, optional and other rights of the Series A Preferred Stock and the qualifications, limitations and restrictions thereof.

2. The Certificate of Designations of the Series A Preferred Stock is hereby amended in its entirety to read as follows:

SERIES A CONVERTIBLE PREFERRED STOCK

1. Designation, Amount and Par Value. The following series of preferred stock shall be designated as the Corporation’s Series A Preferred Stock, and the number of shares so designated shall be 150,000. Each share of Series A Preferred Stock shall have a par value of $0.001 per share. The “Stated Value” for each share of Series A Preferred Stock equals the sum of (i) $1,000 plus (ii) any amount added to Stated Value pursuant to Section 3 hereof. The Series A Preferred Stock is to be issued only pursuant to the terms of the Purchase Agreement (as hereinafter defined). The Series A Preferred Stock shall rank pari passu with the Series B Preferred Stock as to dividends and distribution of assets upon a Liquidation Event.

2. Definitions. In addition to the terms defined elsewhere in this Certificate of Designations, the following terms have the meanings indicated:

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“Acceleration Event” means the occurrence of any one or more of the following events (in one or a series of related transactions): (i) a Liquidation Event; (ii) a Bankruptcy Event; (iii) immediately prior to a conversion pursuant to Section 7(b) hereof; (iv) an acquisition (by issuance, stock purchase, merger or otherwise) after the date of the Purchase Agreement by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than 35% of the voting rights or voting equity interests in the Corporation; (v) a replacement of more than one-half of the members of the Corporation’s board of directors with members that are not approved by a majority of those individuals who are members of the board of directors on the date of the Purchase Agreement (or other Persons approved by such members to be directors (or their successors so appointed), appointed pursuant to the terms of the Stockholder’s Agreement or elected by the Original Purchaser pursuant to Section 9 below); (vi) a recapitalization, reorganization or other transaction involving the Corporation or any Subsidiary that constitutes or results in a transfer of 35% of the voting rights or voting equity interests in the Corporation; (vii) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Corporation; (viii) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property and as a result thereof the holders of a majority of the shares of Common Stock prior to the offer do not hold securities representing at least 65% of the voting rights or voting equity interests in the Corporation, except for the tender offer described in the Purchase Agreement; (ix) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities that do not represent at least 65% of the voting rights or voting equity interests of the Corporation, cash or property; or (x) the execution by the Corporation of an agreement directly or indirectly providing for any of the foregoing events; provided, that none of clause (ii) of the definition of Liquidation Event or clauses (iv) or (vi) through (viii) above shall be deemed an “Acceleration Event” if following such transaction Ares Corporate Opportunities Fund II, L.P., or a Person that directly or indirectly controls, is controlled by or is under common control with Ares Corporate Opportunities Fund II, L.P., owns at least 65% of the voting rights or voting equity interests in the Corporation.

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person. Without limiting the foregoing, with respect to the Original Purchaser, any investment fund, investment partnership, investment account or other investment person whose investment manager, investment advisor, managing member or general partner is the Original Purchaser or an Affiliate of the Original Purchaser or any member, partner, director, officer or employee of such investment manager, investment advisor, managing member or general partner of the Original Purchaser or any Affiliate of the Original Purchaser or any limited partner of the Original Purchaser or such investment fund, investment partnership, investment account or other investment person will be deemed an Affiliate of the Original Purchaser.

“Bankruptcy Event” means any of the following events: (a) the Corporation or a Subsidiary of the Corporation commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Subsidiary thereof; (b) there is commenced against the Corporation or any Subsidiary any such case or

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proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Corporation or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Corporation or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Corporation or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in New York City are authorized or required by law or other governmental action to close.

“Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the Trading Market, the closing price per share of Common Stock for such date (or the nearest preceding date) on the Trading Market or exchange on which the Common Stock is then listed or quoted; or (b) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the majority in interest of the Holders.

“Common Stock” means the common stock of the Corporation, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified or exchanged or converted.

“Conversion Price” means $6.00 per share (as adjusted for stock dividends, stock splits, stock combinations or other similar events pursuant to Section 13 hereof occurring after the Original Issue Date).

“Equity Conditions” means, with respect to a specified issuance of Common Stock, that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) the Common Stock is listed or quoted (and is not suspended from trading) on the Trading Market and such shares of Common Stock are approved for listing upon issuance; (iii) no Bankruptcy Event has occurred; (iv) the conversion of the Series A Preferred Stock is permitted by the Trading Market and all other applicable laws, rules and regulations; and (v) the Corporation is not in default with respect to any material obligation hereunder or under any of the Transaction Documents.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means any holder of Series A Preferred Stock.

“Junior Securities” means the Common Stock and all other equity or equity equivalent securities of the Corporation, including, without limitation, any securities convertible into or exercisable for shares of Common Stock, other than the Series B Preferred Stock.

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“Liquidation Event” means (i) any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary or (ii) a merger or consolidation of the Corporation or any Subsidiary or a sale of all or substantially all of the assets of the Corporation in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Corporation’s securities prior to the first such transaction continue to hold at least 65% of the voting rights or voting equity interests in the surviving entity or acquirer of such assets.

“Original Issue Date” means August 7, 2008, regardless of the number of transfers of any particular shares of Series A Preferred Stock and regardless of the number of certificates that may be issued to evidence shares of Series A Preferred Stock.

“Original Purchaser” means the original purchaser of the Series A Preferred Stock under the Purchase Agreement, and any assignee or transferee of any shares of such Series A Preferred Stock that is an Affiliate of the Original Purchaser.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Post-Conversion Equity” means as of the date of determination that number of shares of Common Stock that are then outstanding or would be outstanding upon the exercise of all rights, options, and warrants (to the extent then exercisable and vested) and conversion of all other securities (including the Series A Preferred Stock) that are convertible into shares of Common Stock.

“Purchase Agreement” means the Preferred Stock Purchase Agreement, dated as of June 2, 2008, between the Corporation and Ares Corporate Opportunities Fund II, L.P., as amended.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of August 7, 2008, between the Corporation and Ares Corporate Opportunities Fund II, L.P., as amended.

“Securities Act” means the Securities Act of 1933, as amended.

“Series B Stock Liquidation Preference” means, in the event of any Liquidation Event, the Holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities by reason of their ownership thereof, an amount per share in cash equal to the greater of (i) the Stated Value for each share of Series B Preferred Stock then held by them (as adjusted for any stock split, stock dividend, stock combination or other similar transactions with respect to the Series B Preferred Stock), plus all accrued but unpaid dividends (including, without duplication, dividends added to Stated Value pursuant to Section 3 of the Certificate of Designations of the Series B Preferred Stock) on such Series B Preferred Stock as of the date of such event, and (ii) the amount per share that would be payable to a holder of Series B Preferred Stock had all shares of Series B Preferred Stock been converted to Underlying Shares immediately prior to such Liquidation Event. For purposes of this definition “Stated Value” for

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each share of Series B Preferred Stock equals the sum of (i) $1,000 plus (ii) any amount added to Stated Value pursuant to Section 3 of the Certificate of Designations of the Series B Preferred Stock and “Underlying Shares” means the shares of Common Stock issuable upon conversion or redemption of the shares of Series B Preferred Stock.

“Series B Preferred Stock” means the Corporation’s Series B Convertible Preferred Stock, par value of $0.001 per share.

“Stockholder’s Agreement” means the Stockholder’s Agreement, dated as of August 7, 2008, among the Corporation and the Original Purchaser.

“Subsidiary” means any significant subsidiary of the Corporation as defined in Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on the Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on the Trading Market, then any Business Day.

“Trading Market” means the NYSE Alternext US LLC or, at any time the Common Stock is not listed for trading on the NYSE Alternext US LLC, any national securities exchange upon which the Common Stock is then primarily listed or quoted.

“Transaction Documents” means the Purchase Agreement, the Registration Rights Agreement, the Stockholder’s Agreement, this Certificate of Designations and any other documents or agreements executed or delivered in connection with the transactions contemplated under the Purchase Agreement and hereunder.

“Underlying Shares” means the shares of Common Stock issuable upon conversion or redemption of the shares of Series A Preferred Stock.

3. Dividends.

(a) Each Holder shall be entitled to receive, and the Corporation shall pay, cumulative dividends on the Series A Preferred Stock at the rate per share (as a percentage of the Stated Value per share) of 3.00% per annum until March 11, 2009 and 5.00% per annum commencing on March 11, 2009, payable semi-annually in arrears commencing on December 31, 2008 and thereafter on each June 30 and December 31, except if such date is not a Trading Day, in which case such dividend shall be payable on the next succeeding Trading Day (each, a “Dividend Payment Date”). If (i) the Corporation has not redeemed all of the then outstanding shares of Series A Preferred Stock prior to two Business Days after the seventh anniversary of the Original Issue Date pursuant to Section 7(c) or (ii) all of the Series A Preferred Stock has not been converted into Common Stock pursuant to Section 7(a) or 7(b), the dividend rate per share (as a percentage of the Stated Value per share) shall increase to 10.00% per annum, effective as of the seventh anniversary of the Original Issue Date. Dividends on the Series A Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date for the applicable Series A Preferred Stock, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

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Dividends payable pursuant to this Section 3(a) shall be payable by the Corporation, at its option, in cash, or by adding the amount of accrued dividends per share of Series A Preferred Stock to the Stated Value of that share. If any dividend is not paid in cash on or before the Dividend Payment Date, the amount thereof shall be added to Stated Value on the Dividend Payment Date. No dividend or other distribution (other than (y) a dividend or distribution payable solely in Common Stock or (z) a cash dividend or distribution with respect to which holders of shares of Series A Preferred Stock receive a pro rata portion of such dividend or distribution on an as-converted basis) shall be paid on or set apart for payment on Common Stock or any other Junior Securities unless all accrued and unpaid dividends on the Series A Preferred Stock (but not amounts previously added to Stated Value pursuant to this Section 3) have been paid in accordance with this Certificate of Designations.

(b) Immediately prior to the occurrence of any Acceleration Event prior to the seventh anniversary of the Original Issue Date, the Stated Value of each share of Series A Preferred Stock shall immediately and automatically be increased by adding thereto an amount per share equal to all dividends that would otherwise be payable on a share of Series A Preferred Stock on each Dividend Payment Date on and after the occurrence of such Acceleration Event and prior to and including the seventh anniversary of such Original Issue Date (the “Acceleration Period”). The automatic increase in Stated Value pursuant to this Section 3(b) shall be in lieu of, and not in addition to, the dividends that would otherwise be payable on each Dividend Payment Date during the Acceleration Period. For the purpose of clarity, after the Stated Value of each share of Series A Preferred Stock has been automatically increased in accordance with this Section 3(b), no other dividends shall be payable on such shares of Series A Preferred Stock until after the seventh anniversary of the Original Issue Date, at which point, assuming that the Corporation has not elected to require conversion of such shares of Series A Preferred Stock under Section 7(b), each Holder shall be entitled to receive, and the Corporation shall pay in accordance with Section 3(a), all dividends payable on each Dividend Payment Date after such seventh anniversary.

(c) Notwithstanding anything in this Certificate of Designations to the contrary, an amount equal to the sum of all accrued but unpaid dividends shall be payable upon,

(i) a Liquidation Event; or

(ii) conversion of the Series A Preferred Stock, either (A) in cash or (B) in additional Underlying Shares as provided herein, at the option of the Corporation.

For the purposes of this Section 3(c), accrued but unpaid dividends shall include any amounts added to Stated Value as a result of deferred dividends or accelerated dividends as provided in Section 3(b); provided, however, that to avoid double counting accrued but unpaid dividends shall not be counted both for the purposes of this Section 3(c) and in determining Stated Value.

4. Registration of Issuance and Ownership of Series A Preferred Stock. The Corporation shall register the issuance and ownership of shares of the Series A Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series A Preferred Stock Register”), in the name of the record Holders thereof from time to time. The Corporation

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may deem and treat the registered Holder of shares of Series A Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof or any distribution to such Holder, and for all other purposes, absent actual notice to the contrary.

5. Registration of Transfers. Subject to the terms of the Stockholder’s Agreement, the Corporation shall register the transfer of any shares of Series A Preferred Stock in the Series A Preferred Stock Register, upon surrender of certificates evidencing such shares to the Corporation at its address specified herein. Upon any such registration of transfer, a new certificate evidencing the shares of Series A Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder.

6. Liquidation.

(a) In the event of any Liquidation Event, the Holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value for each share of Series A Preferred Stock then held by them (as adjusted for any stock split, stock dividend, stock combination or other similar transactions with respect to the Series A Preferred Stock), plus all accrued but unpaid dividends (including, without duplication, dividends added to Stated Value as provided in Section 3 (a) and (b) above) on such Series A Preferred Stock as of the date of (and giving effect to) such event, and (ii) the amount per share that would be payable to a holder of Series A Preferred Stock had all shares of Series A Preferred Stock been converted to Underlying Shares immediately prior to (but giving effect to) such Liquidation Event (the “Series A Stock Liquidation Preference”). If, upon the occurrence of a Liquidation Event, the assets and funds to be distributed among the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full Series A Stock Liquidation Preference and the full Series B Stock Liquidation Preference, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and the Series B Preferred Stock in proportion to the aggregate Series A Stock Liquidation Preference and the aggregate Series B Stock Liquidation Preference, respectively, that would otherwise be payable to each of such holders.

(b) In the event of a Liquidation Event, following completion of the distributions required by the first sentence of paragraph (a) of this Section 6, if assets or surplus funds remain in the Corporation, the holders of the Common Stock and other Junior Securities shall share in all remaining assets of the Corporation.

(c) The Corporation shall provide written notice of any Liquidation Event to each record Holder not less than 45 days prior to the payment date or effective date thereof. Upon the occurrence of a Liquidation Event, (A) to the extent the consideration to be paid to the holders of Common Stock is in cash, the amount to payable to the Holders shall also be in cash and (B) to the extent the consideration to be paid to the holders of the Common Stock is not to be paid in cash, but rather in securities or other property, the amount payable to the Holders shall be in the same securities or other property as is to be paid to the holders of Common Stock. Any

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such securities or other property (a) shall consist exclusively of common equity interests quoted on the Nasdaq Stock Market or listed on the New York Stock Exchange or on the NYSE Alternext US LLC, (b) the value of such common equity interests shall be determined as 98% of the closing price of such common equity interests on the Nasdaq Stock Market, the New York Stock Exchange or the NYSE Alternext US LLC, as the case may be, on the Trading Day immediately preceding the consummation of such Liquidation Event and (c) such common equity interests shall be freely transferable by the holders, without legal or contractual restrictions. At the request of the Original Purchaser, prior to the issuance of any common equity interests referred to in the preceding sentence, counsel to the issuer of such common equity interests familiar with United States federal securities laws shall provide the Original Purchaser with a legal opinion to the effect that such common equity interests are transferable without legal restriction under United States federal securities laws.

(d) In the event of a Liquidation Event that is a sale of all or substantially all of the assets of the Corporation, if the Corporation distributes any of its assets or surplus funds to holders of its capital stock, the Corporation shall distribute all of such assets or surplus funds to the extent legally available for distribution. In the event of a Liquidation Event that is a merger or consolidation in which any shares of the capital stock of the Corporation are converted, exchanged or cancelled, all of the outstanding shares of capital stock shall be converted, exchanged or cancelled and the consideration therefor shall be determined in accordance with the terms of this Certificate of Designations.

7. Conversion; Redemption

(a) Conversion at Option of Holder. At the option of any Holder, any shares of Series A Preferred Stock may be converted into Common Stock based on the Conversion Price then in effect for the Series A Preferred Stock; provided that if less than 20% of the number of shares of Series A Preferred Stock outstanding on the date the Series A Preferred Stock is first issued by the Corporation would remain outstanding after any such conversion, then all shares must be converted at that time. A Holder may convert shares of Series A Preferred Stock into Common Stock pursuant to this paragraph at any time and from time to time after the Original Issue Date, by delivering to the Corporation a conversion notice (the “Holder Conversion Notice”), in the form attached hereto as Exhibit A, appropriately completed and duly signed, and the date any such Holder Conversion Notice is delivered to the Corporation (as determined in accordance with the notice provisions hereof) is a “Conversion Date.”

(b) Conversion at Option of Corporation. At any time that the average Closing Price for at least thirty (30) consecutive Trading Days after August 7, 2011 exceeds 150% of the Conversion Price, the Corporation may elect to require the Holders to convert all shares of the Series A Preferred Stock into Common Stock based on the Conversion Price by delivering an irrevocable written notice of such election to the Holders (the “Corporation Conversion Notice”). The Corporation Conversion Notice must be delivered within thirty (30) days of the event with respect to which it is being delivered. The tenth (10th) Trading Day after the delivery of such Corporation Conversion Notice will be the “Conversion Date” for such required conversion. Notwithstanding the foregoing, the Corporation may not require any conversion under this paragraph (and any notice thereof will be void), unless, as of the Conversion Date, and for each Trading Day between the date of the Corporation Conversion

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Notice and the Conversion Date, the Closing Price for each such Trading Day exceeds 150% of the Conversion Price and unless there are then outstanding at least 20,000,000 shares of Common Stock (as adjusted for any stock dividend, stock split, combination or other similar transaction) held by non-Affiliates of the Corporation, and the Corporation may not require any conversion under this paragraph (and any notice thereof will be void), unless the Equity Conditions are satisfied (or waived in writing by the applicable Holder) on each Trading Day between the date of the Corporation Conversion Notice and the Conversion Date with respect to all of the Underlying Shares then issuable upon conversion in full of all outstanding Series A Preferred Stock.

(c) Redemption at Option of Corporation. On or after the seventh anniversary of the Original Issue Date, the Corporation may, at its option, redeem any of the Series A Preferred Stock owned by the Holders, for an amount per share in cash equal to the Stated Value on the Redemption Date plus all accrued and unpaid dividends that have not been added to Stated Value on the Redemption Date (the “Cash Redemption Price”) plus, if the product of (X) the average Closing Price of the ten (10) Trading Days immediately preceding the Redemption Date (the “Company Redemption Closing Price”) and (Y) the number of shares of Common Stock that would have been issued had the Holder converted all outstanding shares of Series A Preferred Stock being redeemed into shares of Common Stock on the Redemption Date (such product being referred to as the “Common Stock As Converted Cash Value”) exceeds the aggregate Cash Redemption Price, the Holder will receive on the Redemption Date, in addition to the aggregate Cash Redemption Price, in shares of Common Stock, the amount by which the Common Stock As Converted Cash Value exceeds the aggregate Cash Redemption Price, with the per share value for the Common Stock so issued and delivered being the Company Redemption Closing Price; provided that if less than 20% of the number of shares of Series A Preferred Stock outstanding on the date the Series A Preferred Stock is first issued by the Corporation would remain outstanding after any such redemption, then all shares must be redeemed at that time; provided further, that the Corporation shall not be entitled to redeem any of the Series A Preferred Stock if, at such time, a majority of the Corporation’s board of directors consist of officers, directors, employees or other Affiliates of the Original Purchaser (the “Original Purchaser Directors”) unless either (i) a majority of the board of directors other than the Original Purchaser Directors or (ii) a committee of the board of directors which does not include any Original Purchaser Directors approves such redemption. The redemption date (the “Redemption Date”) shall be specified in an irrevocable written notice of redemption (a “Corporation Redemption Notice”) sent by or on behalf of the Corporation (pursuant to this Section 7(c)) to the Holder not less than thirty (30) days nor more than ninety (90) days prior to the proposed Redemption Date notifying the Holder of the election of the Corporation to redeem such shares in accordance with the terms hereof and specifying the Redemption Date (for the avoidance of doubt, a Corporation Redemption Notice can be given prior to the seventh anniversary of the Original Issue Date so long as the Redemption Date occurs after such anniversary). Notwithstanding anything herein to the contrary, the Holders shall be entitled to convert their shares of Series A Preferred Stock pursuant to Section 7(a) at any time after a Corporation Redemption Notice is given but prior to the Redemption Date.

8. Mechanics of Conversion; Redemption.

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(a) The Corporation shall pay the applicable Cash Redemption Price in immediately available funds to the Holder on the Redemption Date.

(b) The number of Underlying Shares issuable upon any conversion of shares of Series A Preferred Stock hereunder shall equal (A) the sum of (i) the Stated Value of such shares of Series A Preferred Stock to be converted plus (ii) the accrued and unpaid dividends on such shares of Series A Preferred Stock that have not been added to the Stated Value on the Conversion Date, divided by (B) the applicable Conversion Price on the Conversion Date.

(c) Upon conversion or redemption (if the Common Stock as Converted Cash Value exceeds the aggregate Cash Redemption Price) of any shares of Series A Preferred Stock, the Corporation shall promptly issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion or redemption, free of restrictive legends unless such Underlying Shares are still required to bear a restrictive legend; the Corporation shall use its commercially reasonable efforts to cause the transfer agent to issue such certificates on or before (i) the sixth Trading Day after the Conversion Date or (ii) the Redemption Date, as the case may be. The Holder shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date or Redemption Date, as the case may be. If the shares are then not required to bear a restrictive legend, the Corporation shall, upon request of the Holder, deliver Underlying Shares hereunder electronically through The Depository Trust Corporation (“DTC”) or another established clearing corporation performing similar functions, and shall credit the number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission System (“DWAC”).

(d) A Holder shall deliver the original certificate(s) evidencing the Series A Preferred Stock being converted or redeemed in connection with the conversion or redemption of such Series A Preferred Stock. Upon surrender of a certificate following one or more partial conversions or redemptions, the Corporation shall promptly deliver to the Holder a new certificate representing the remaining shares of Series A Preferred Stock.

(e) The Corporation’s obligations to issue and deliver Underlying Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by any Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by any Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to any Holder in connection with the issuance of such Underlying Shares.

9. Voting Rights; Director Designation.

(a) Except as otherwise provided in this Section 9(a) or in Section 9(b) or as required by applicable law, the Holders of the Series A Preferred Stock shall be entitled to vote on all matters on which holders of Common Stock are entitled to vote. For such purposes, each

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Holder shall be entitled to a number of votes in respect of the shares of Series A Preferred Stock owned of record by it equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock are convertible by the Holder as of the record date for the determination of stockholders entitled to vote on such matter, or if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise provided in this Section 9(a) or in Section 9(b), in any relevant agreement or as required by applicable law, the holders of the Series A Preferred Stock and Common Stock shall vote together as a single class on all matters submitted to a vote or consent of stockholders; provided that so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the shares of Series A Preferred Stock then outstanding, voting together as a separate class,

(i) alter or change the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designations (whether by amendment of this Certificate of Designations or the Corporation’s certificate of incorporation or other charter documents or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action) or avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation;

(ii) authorize or create any class or series of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation Event senior to or otherwise pari passu with the Series A Preferred Stock, including without limitation through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, or avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation;

(iii) increase the authorized number of shares of Series A Preferred Stock;

(iv) pay or declare any dividend or make any distribution on, or redeem or acquire, any Junior Securities, except pro rata stock dividends on the Common Stock payable in additional shares of Common Stock; or

(v) enter into any transaction or series of transactions which would constitute a Liquidation Event if the consideration payable with respect to each share of Series A Preferred Stock is other than an amount in cash which is more than 150% of the Conversion Price; or

(vi) enter into any agreement with respect to the foregoing.

The protective rights set forth above in (iv) will terminate and cease to apply on the earliest to occur of (A) the first date on which there are outstanding less than 30% of the number of shares of Series A Preferred Stock that were outstanding on the date the Series A Preferred Stock is first issued by the Corporation and (B) the first date on which the outstanding shares of Series A Preferred Stock represent, in the aggregate, less than 20% of the Post-Conversion Equity. The

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protective rights set forth above in (v) will terminate and cease to apply on the date that both (A) and (B) have occurred.

(b) The Original Purchaser shall not be entitled nor have the right or power to vote in any election or removal, with or without cause, of directors of the Corporation elected or removed generally by the holders of the Common Stock (and any capital stock entitled to vote in the election or removal of directors with the holders of the Common Stock) except as set forth in clause (iv) below but shall instead have the special voting rights set forth in this Section 9(b). At each election of directors, the Original Purchaser shall be entitled to elect such number of directors to the Corporation’s board of directors equal to the product of (x) a fraction, the numerator of which is the number of shares of Common Stock into which the shares of Series A Preferred Stock then owned by the Original Purchaser and its Affiliates are convertible, and the denominator of which is the total number of shares of Common Stock then outstanding (assuming the conversion of all then outstanding shares of Series A Preferred Stock), in each case, calculated as of the record date for the election of such director(s), or if no record date is established, the date on which such vote is taken or any written consent of stockholders relating thereto is solicited and (y) the total number of directors as established in accordance with the Bylaws of the Corporation. Such product shall be rounded down to the nearest whole number; provided, that if the fraction calculated pursuant to (x) above is greater than  1/2, such product shall be rounded up to the nearest whole number if rounding down to the nearest whole number would result in the Original Purchaser having the right to elect less than a majority of the directors to the board of directors. Notwithstanding the foregoing, the Original Purchaser shall at all times have the right to elect the minimum number of directors set forth in each of clauses (i), (ii) and (iii) below so long as the ownership requirements set forth in such clauses is satisfied.

(i) During such time as the Original Purchaser, together with its Affiliates, owns shares of Series A Preferred Stock that collectively represent at least 50% of the number of shares of Series A Preferred Stock that were outstanding on the date the Series A Preferred Stock is first issued by the Corporation, the Original Purchaser shall be entitled to elect at least two directors to the Corporation’s board of directors.

(ii) During such time as the Original Purchaser, together with its Affiliates, owns shares of Series A Preferred Stock that collectively are convertible into at least 17,850,000 shares (as adjusted for any stock dividend, stock split, combination or other similar transaction) of Common Stock, the Original Purchaser shall be entitled to elect at least three directors to the Corporation’s board of directors.

(iii) During such time as the Original Purchaser, together with its Affiliates, owns shares of Series A Preferred Stock that collectively represent at least 25% of the number of shares of Series A Preferred Stock that were outstanding on the date the Series A Preferred Stock is first issued by the Corporation or owns shares of Series A Preferred Stock, Common Stock or securities convertible into or exercisable for shares of Common Stock representing on an as converted or exercised basis at least 10% of the Post-Conversion Equity of the Corporation, the Original Purchaser shall be entitled to elect at least one director to the Corporation’s board of directors.

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(iv) At any time that the Original Purchaser, together with its Affiliates, owns shares of Series A Preferred Stock that collectively represent less than 75% of the number of shares of Series A Preferred Stock that were outstanding on the date the Series A Preferred Stock is first issued by the Corporation and does not own shares of Series A Preferred Stock, Common Stock or securities convertible into or exercisable for shares of Common Stock representing on an as converted or exercised basis more than 10% of the Post-Conversion Equity of the Corporation, then the Original Purchaser shall not be entitled to elect any directors to the Corporation’s board of directors pursuant to this Section 9(b) but shall have the right and power to vote in any election or removal, with or without cause, of directors of the Corporation elected or removed generally by the holders of the Common Stock (and any capital stock entitled to vote in the election or removal of directors with the holders of the Common Stock) pursuant to Section 9(a).

The Original Purchaser may remove any director elected pursuant to this Section 9(b) at any time and from time to time, without cause (subject to the Bylaws of the Corporation and any requirements of law), in its sole discretion. In the event a director elected by the Original Purchaser is removed, the vacancy in the board of directors shall be filled by the Original Purchaser, and such action shall be taken only by vote or written consent in lieu of a meeting of the holders of the Series A Preferred Stock or by any remaining director or directors elected by the holders of Series A Preferred Stock pursuant to this Section 9(b).

10. Charges, Taxes and Expenses. Issuance of certificates for shares of Series A Preferred Stock and for Underlying Shares issued on conversion of (or otherwise in respect of) the Series A Preferred Stock shall be made without charge to the Holders for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the Series A Preferred Stock or receiving Underlying Shares in respect of the Series A Preferred Stock.

11. Replacement Certificates. If any certificate evidencing Series A Preferred Stock or Underlying Shares is mutilated, lost, stolen or destroyed, or a Holder fails to deliver such certificate as may otherwise be provided herein, the Corporation shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution for such certificate, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction (in such case) and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

12. Reservation of Underlying Shares. The Corporation covenants that it shall at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) all outstanding Series A Preferred Stock (taking into account the adjustments of Section 13), free from preemptive rights or any other contingent purchase rights of persons other than the Holder. The Corporation

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covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Corporation covenants that it shall use its best efforts to satisfy each of the Equity Conditions.

13. Certain Adjustments. The Conversion Price is subject to adjustment from time to time as set forth in this Section 13. Such adjustments shall be made to the Conversion Price for all shares of Series A Preferred Stock from and after the Original Issue Date.

(a) Stock Dividends and Splits. If the Corporation, at any time while Series A Preferred Stock is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the applicable Conversion Price for Series A Preferred Stock shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Pro Rata Distributions. If the Corporation, at any time while Series A Preferred Stock is outstanding, distributes or pays as a dividend to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (including, without limitation, cash) (in each case, “Distributed Property”), then in each such case the Corporation shall simultaneously deliver to each Holder the Distributed Property that each such Holder would have been entitled to receive in respect of the number of Underlying Shares then issuable pursuant to Section 7(a) above had the Holder been the record holder of such Underlying Shares immediately prior to the applicable record or payment date.

(c) Calculations. All calculations under this Section 13 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(d) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 13, the Corporation at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Corporation will promptly deliver a copy of each such certificate to each Holder and to the Corporation’s Transfer Agent.

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(e) Notice of Corporate Events. If the Corporation (i) declares a dividend (other than a dividend pursuant to Section 3 above) or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Corporation or any Subsidiary or (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Corporation, then the Corporation shall deliver to each Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction.

14. Fractional Shares. The Corporation shall not be required to issue or cause to be issued fractional Underlying Shares on conversion of Series A Preferred Stock.

15. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any conversion notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 4:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 4:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, for next Business Day delivery or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Corporation, to 20 William Street, Suite 310, Wellesley, MA 02481; Facsimile: (617) 517-3247; Attention: Corporate Secretary, or (ii) if to a Holder, to the address or facsimile number appearing on the Corporation’s stockholder records or such other address or facsimile number as such Holder may provide to the Corporation in accordance with this Section.

16. Miscellaneous.

(a) The headings herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

(b) Any of the rights of the Holders of Series A Preferred Stock set forth herein, including any Equity Conditions or any other similar conditions for the Holders’ benefit, may be waived by the affirmative vote of Holders of at least a majority of the shares of Series A Preferred Stock then outstanding. No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

17. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 (by the written consent of the stockholders of the Corporation) of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, Stream Global Services, Inc. has caused this Certificate of Amendment to Certificate of Designations to be duly executed as of this 11th day of March, 2009.

STREAM GLOBAL SERVICES, INC.

By:	/s/ R. Scott Murray
Name: R. Scott Murray Title: Chief Executive Officer

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Exhibit A

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder

in order to convert shares of Series A Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of Stream Global Services, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below.

Date to Effect Conversion

Number of shares of Series A Preferred Stock owned prior to Conversion

Number of shares of Series A Preferred Stock to be Converted

Stated Value of shares of Series A Preferred Stock to be Converted

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Number of shares of Series A Preferred Stock subsequent to Conversion

Name of Holder

By: ______________________________________________
Name: Title:

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STREAM GLOBAL SERVICES, INC.

CERTIFICATE OF DESIGNATIONS OF SERIES B CONVERTIBLE PREFERRED STOCK

Pursuant to Section 151 of the Delaware General Corporation Law

Stream Global Services, Inc., a Delaware corporation (the “ Corporation ” ), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “ DGCL ”) does hereby certify that, in accordance with Section 141 of the DGCL, the following resolution was duly adopted by the board of directors of the Corporation on March 11, 2009:

RESOLVED, that the board of directors of the Corporation pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation, hereby authorizes the issuance of one series of Preferred Stock designated as the Series B Convertible Preferred Stock, par value $0.001 per share, of the Corporation and hereby fixes the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation of the Corporation which are applicable to the Preferred Stock of all classes and series) as follows:

SERIES B CONVERTIBLE PREFERRED STOCK

1. Designation, Amount and Par Value . The following series of preferred stock shall be designated as the Corporation’s Series B Convertible Preferred Stock (the “ Series B Preferred Stock ”), and the number of shares so designated shall be 2,000. Each share of Series B Preferred Stock shall have a par value of $0.001 per share. The “ Stated Value ” for each share of Series B Preferred Stock equals the sum of (i) $1,000 plus (ii) any amount added to Stated Value pursuant to Section 3 hereof. The Series B Preferred Stock is to be issued only pursuant to the terms of the Guarantee Agreement (as hereinafter defined). The Series B Preferred Stock shall rank pari passu with the Series A Preferred Stock as to dividends, redemption and distribution of assets upon a Liquidation Event or Fundamental Transaction.

2. Definitions . In addition to the terms defined elsewhere in this Certificate of Designations, the following terms have the meanings indicated:

“ Acceleration Event ” means the occurrence of any one or more of the following events: (i) a Liquidation Event; (ii) a Bankruptcy Event; (iii) immediately prior to a conversion pursuant to Section 7(b) hereof; or (iv) any other Fundamental Transaction.

“ Affiliate ” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person. Without limiting the foregoing, with respect to the Original Purchaser, any investment fund, investment partnership, investment account or other investment person whose investment manager, investment advisor, managing member or general partner is the Original Purchaser or an Affiliate of the Original Purchaser or any member, partner, director, officer or employee of such investment manager, investment advisor, managing member or general partner of the Original Purchaser or any Affiliate of the Original Purchaser or any limited partner of the Original Purchaser or such investment fund, investment partnership, investment account or other investment person will be deemed an Affiliate of the Original Purchaser.

“ Bankruptcy Event ” means any of the following events: (a) the Corporation or a Subsidiary of the Corporation commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Subsidiary thereof; (b) there is commenced against the Corporation or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Corporation or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Corporation or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Corporation or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“ Business Day ” means any day except Saturday, Sunday and any day on which banking institutions in New York City are authorized or required by law or other governmental action to close.

“ Closing Price ” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the Trading Market, the closing price per share of Common Stock for such date (or the nearest preceding date) on the Trading Market or exchange on which the Common Stock is then listed or quoted; or (b) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the majority in interest of the Holders.

“ Common Stock ” means the common stock of the Corporation, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified or exchanged or converted.

“ Conversion Price ” means $6.00 per share (as adjusted for stock dividends, stock splits, stock combinations or other similar events pursuant to Section 13 hereof occurring after the Original Issue Date).

“ Equity Conditions ” means, with respect to a specified issuance of Common Stock, that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) the Common Stock is listed or quoted (and is not suspended from trading) on the Trading Market and such shares of Common Stock are approved for listing upon issuance; (iii) no Bankruptcy Event has occurred; (iv) the conversion of the Series B Preferred Stock is permitted by the Trading Market and all other applicable laws, rules and regulations; and (v) the Corporation is not in default with respect to any material obligation hereunder or under any of the Transaction Documents.

“ Exchange Act ” means the Securities Exchange Act of 1934, as amended.

“ Fundamental Transaction ” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date of the Guarantee Agreement by an individual or legal entity or “group”(as described in Rule 13d-5(b)(1) under the Exchange Act) of more than 35% of the voting rights or voting equity interests in the Corporation; (ii) a replacement of more than one-half of the members of the Corporation’s board of directors with members that are not approved by a majority of those individuals who are members of the board of directors on the date of the Guarantee Agreement (or other Persons approved by such members to be directors (or their successors so appointed), appointed pursuant to the terms of the Stockholder’s Agreement); (iii) a merger or consolidation of the Corporation or any Subsidiary or a sale of all or substantially all of the assets of the Corporation in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Corporation’s securities prior to the first such transaction continue to hold a majority of the voting rights or voting equity interests in the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Corporation or any Subsidiary that constitutes or results in a transfer of a majority of the voting rights or voting equity interests in the Corporation; (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Corporation; (vi) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property and as a result thereof the holders of a majority of the shares of Common Stock prior to the offer do not hold securities representing a majority of the voting rights or voting equity interests in the Corporation, except for the tender offer described in the Purchase Agreement; (vii) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities that do not represent a majority of the voting rights or voting equity interests of the Corporation, cash or property; or (viii) the execution by the Corporation of an agreement directly or indirectly providing for any of the foregoing events; provided that none of items (i) through (viii) shall be deemed a Fundamental Transaction if any Person controlling, directly or indirectly, more than fifty percent (50%) of the Post-Conversion Equity acquires a majority of the voting rights or voting equity interests in the Corporation, or any successor thereto, in such transaction or series of transactions.

“ Guarantee Agreement ” means the Guarantee and Reimbursement Agreement, dated as of March 2, 2009, among the Corporation, Stream Holdings Corporation, Stream Florida Inc., Stream International Inc., Stream New York Inc. and the Original Purchaser, as the same may be amended or modified in accordance with its terms.

“ Holder ” means any holder of Series B Preferred Stock.

“ Junior Securities ” means the Common Stock and all other equity or equity equivalent securities of the Corporation, including, without limitation, any securities convertible into or exercisable for shares of Common Stock, other than the Series A Preferred Stock.

“ Liquidation Event ” means any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.

“ Original Issue Date ” means the date of first issuance of any shares of Series B Preferred Stock, regardless of the number of transfers of any particular shares of Series B Preferred Stock and regardless of the number of certificates that may be issued to evidence shares of Series B Preferred Stock.

“ Original Purchaser ” means Ares Corporate Opportunities Fund II, L.P., and any assignee or transferee of any shares of such Series B Preferred Stock that is an Affiliate of the Original Purchaser.

“ Person ” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“ Post-Conversion Equity ” means as of the date of determination that number of shares of Common Stock that are then outstanding or would be outstanding upon the exercise of all rights, options, and warrants (to the extent then exercisable and vested) and conversion of all other securities (including the Series B Preferred Stock) that are convertible into shares of Common Stock.

“ Purchase Agreement ” means the Preferred Stock Purchase Agreement, dated as of June 2, 2008, between the Corporation and Ares Corporate Opportunities Fund II, L.P., as amended.

“ Registration Rights Agreement ” means the Registration Rights Agreement, dated as of August 7, 2008, between the Corporation and Ares Corporate Opportunities Fund II, L.P., as amended.

“ Securities Act ” means the Securities Act of 1933, as amended.

“ Series A Stock Liquidation Preference ” means, in the event of any Liquidation Event, the Holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities by reason of their ownership thereof, an amount per share in cash equal to the greater of (i) the Stated Value for each share of Series A Preferred Stock then held by them (as adjusted for any stock split, stock dividend, stock combination or other similar transactions with respect to the Series A Preferred Stock), plus all accrued but unpaid dividends (including, without duplication, dividends added to Stated Value pursuant to Section 3 of the Certificate of Amendment to Certificate of Designations of the Series A Preferred Stock) on such Series A Preferred Stock as of the date of such event, and (ii) the amount per share that would be payable to a holder of Series A Preferred Stock had all shares of Series A Preferred Stock been converted to Underlying Shares immediately prior to such Liquidation Event. For purposes of this definition “Stated Value” for each share of Series A Preferred Stock equals the sum of (i) $1,000 plus (ii) any amount added to Stated Value pursuant to Section 3 of the Certificate of Amendment to Certificate of Designations of the Series A Preferred Stock and “Underlying Shares” means the shares of Common Stock issuable upon conversion or redemption of the shares of Series A Preferred Stock.

“ Series A Preferred Stock ” means the Corporation’s Series A Convertible Preferred Stock, par value of $0.001 per share.

“ Stockholder’s Agreement ” means the Stockholder’s Agreement, dated as of August 7, 2008, between the Corporation and Ares Corporate Opportunities Fund II, L.P.

“ Subsidiary ” means any significant subsidiary of the Corporation as defined in Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission.

“ Trading Day ” means (a) any day on which the Common Stock is listed or quoted and traded on the Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on the Trading Market, then any Business Day.

“ Trading Market ” means the NYSE Alternext US LLC or, at any time the Common Stock is not listed for trading on the NYSE Alternext US LLC, any national securities exchange upon which the Common Stock is then primarily listed or quoted.

“ Transaction Documents ” means the Guarantee Agreement, the Purchase Agreement, the Registration Rights Agreement, the Stockholder’s Agreement, this Certificate of Designations and any other documents or agreements executed or delivered in connection with the transactions contemplated under the Guarantee Agreement and hereunder.

“ Underlying Shares ” means the shares of Common Stock issuable upon conversion or redemption of the shares of Series B Preferred Stock.

3. Dividends .

(a) Each Holder shall be entitled to receive, and the Corporation shall pay, cumulative dividends on the Series B Preferred Stock at the rate per share (as a percentage of the Stated Value per share) of 5.00% per annum, payable semi-annually in arrears commencing on the first June 30 or December 31 following the Original Issue Date and thereafter on each June 30 and December 31, except if such date is not a Trading Day, in which case such dividend shall be payable on the next succeeding Trading Day (each, a “ Dividend Payment Date ” ). If (i) the Corporation has not redeemed all of the then outstanding shares of Series B Preferred Stock prior to two Business Days after the seventh anniversary of the Original Issue Date pursuant to Section 7(c) or (ii) all of the Series B Preferred Stock has not been converted into Common Stock pursuant to Section 7(a) or 7(b), the dividend rate per share (as a percentage of the Stated Value per share) shall increase to 10.00% per annum, effective as of the seventh anniversary of the Original Issue Date. Dividends on the Series B Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date for the applicable Series B Preferred Stock, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends payable pursuant to this Section 3(a) shall be payable by the Corporation, at its option, in cash, or by adding the amount of accrued dividends per share of Series B Preferred Stock to the Stated Value of that share. If any dividend is not paid in cash on or before the Dividend Payment Date, the amount thereof shall be added to Stated Value on the Dividend Payment Date. No dividend or other distribution (other than (y) a dividend or distribution payable solely in Common Stock or (z) a cash dividend or distribution with respect to which holders of shares of Series B Preferred Stock receive a pro rata portion of such dividend or distribution on an as-converted basis) shall be paid on or set apart for payment on Common Stock or any other Junior Securities unless all accrued and unpaid dividends on the Series B Preferred Stock (but not amounts previously added to Stated Value pursuant to this Section 3) have been paid in accordance with this Certificate of Designations.

(b) Immediately prior to the occurrence of any Acceleration Event prior to the seventh anniversary of the Original Issue Date, the Stated Value of each share of Series B Preferred Stock shall immediately and automatically be increased by an amount per share equal to all dividends that would otherwise be payable on a share of Series B Preferred Stock on each Dividend Payment Date on and after the occurrence of such Acceleration Event and prior to and including the seventh anniversary of such Original Issue Date (the “ Acceleration Period ”). The automatic increase in Stated Value pursuant to this Section 3(b) shall be in lieu of, and not in addition to, the dividends that would otherwise be payable on each Dividend Payment Date during the Acceleration Period. For the purpose of clarity, and only in the event that the Corporation has not elected to require conversion under Section 7(b), each Holder shall be entitled to receive, and the Corporation shall pay, all dividends payable in accordance with Section 3(a) above on each Dividend Payment Date after the seventh anniversary of the Original Issue Date.

(c) Notwithstanding anything in this Certificate of Designations to the contrary, an amount equal to the sum of all accrued but unpaid dividends shall be payable upon,

(i) a Liquidation Event in cash;

(ii) a Fundamental Transaction that the Holders elect to treat as a Liquidation Event pursuant to Section 6(c) in cash or in other securities or property as specified in Section 6(c); or

(iii) conversion of the Series B Preferred Stock, either (A) in cash or (B) in additional Underlying Shares as provided herein, at the option of the Corporation.

For the purposes of this Section 3(c), accrued but unpaid dividends shall include any amounts added to Stated Value as a result of deferred dividends or accelerated dividends as provided in Section 3(b); provided, however, that to avoid double counting accrued but unpaid dividends shall not be counted both for the purposes of this Section 3(c) and in determining Stated Value.

4. Registration of Issuance and Ownership of Series B Preferred Stock . The Corporation shall register the issuance and ownership of shares of the Series B Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “ Series B Preferred Stock Register ”), in the name of the record Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series B Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof or any distribution to such Holder, and for all other purposes, absent actual notice to the contrary.

5. Registration of Transfers . Subject to the terms of the Stockholder’s Agreement, the Corporation shall register the transfer of any shares of Series B Preferred Stock in the Series B Preferred Stock Register, upon surrender of certificates evidencing such shares to the Corporation at its address specified herein. Upon any such registration of transfer, a new certificate evidencing the shares of Series B Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder.

6. Liquidation .

(a) In the event of any Liquidation Event, the Holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities by reason of their ownership thereof, an amount per share in cash equal to the greater of (i) the Stated Value for each share of Series B Preferred Stock then held by them (as adjusted for any stock split, stock dividend, stock combination or other similar transactions with respect to the Series B Preferred Stock), plus all accrued but unpaid dividends (including, without duplication, dividends added to Stated Value as provided in Section 3(a) and (b) above) on such Series B Preferred Stock as of the date of (and giving effect to) such event, and (ii) the amount per share that would be payable to a holder of Series B Preferred Stock had all shares of Series B Preferred Stock been converted to Underlying Shares immediately prior to (but giving effect to) such Liquidation Event (the “ Series B Stock Liquidation Preference ”). If, upon the occurrence of a Liquidation Event, the assets and funds to be distributed among the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full Series A Stock Liquidation Preference and the full Series B Stock Liquidation Preference, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and the Series B Preferred Stock in proportion to the aggregate Series A Stock Liquidation Preference and the aggregate Series B Stock Liquidation Preference, respectively, that would otherwise be payable to each of such holders.

(b) In the event of a Liquidation Event, following completion of the distributions required by the first sentence of paragraph (a) of this Section 6, if assets or surplus funds remain in the Corporation, the holders of the Common Stock and other Junior Securities shall share in all remaining assets of the Corporation.

(c) The Corporation shall provide written notice of any Liquidation Event or Fundamental Transaction to each record Holder not less than 45 days prior to the payment date or effective date thereof. At the request of any Holder, which must be delivered prior to the effective date of a Fundamental Transaction (or, if later, within five (5) Trading Days after such Holder receives notice of such Fundamental Transaction from the Corporation), such Fundamental Transaction will be treated as a Liquidation Event with respect to such Holder for the purposes of this Section 6; provided, however, that if the consideration to be paid to the holders of the Common Stock is not to be paid in cash, but rather in securities or other property, then at the option of the Corporation, the amount payable to the Holders pursuant to this Section 6(c) shall be either (i) in cash or (ii) in the same securities or other property as is to be paid to the holders of Common Stock so long as (a) such securities or other property consist exclusively of common equity interests quoted on the Nasdaq Stock Market or listed on the New York Stock Exchange or on the NYSE Alternext US LLC, (b) the value of such common equity interests shall be determined as 98% of the closing price of such common equity interests on the Nasdaq Stock Market, the New York Stock Exchange or the NYSE Alternext US LLC, as the case may be, on the Trading Day immediately preceding the consummation of such Fundamental Transaction and (c) such common equity interests shall be freely transferable by the Holders, without legal or contractual restrictions. At the request of the Original Purchaser, prior to the issuance of any common equity interests referred to in the preceding sentence, counsel to the issuer of such common equity interests familiar with United States federal securities laws shall provide the Original Purchaser with a legal opinion to the effect that such common equity interests are transferable without legal restriction under United States federal securities laws.

(d) In the event that, immediately prior to the closing of a Liquidation Event, the cash distributions required by subsection 6(a) have not been made, the Corporation shall forthwith either: (i) cause such closing to be postponed until such time as such cash distributions have been made, or (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series B Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice by the Corporation required under subsection 6(c).

7. Conversion; Redemption .

(a) Conversion at Option of Holder . At the option of any Holder, any shares of Series B Preferred Stock may be converted into Common Stock based on the Conversion Price then in effect for the Series B Preferred Stock; provided that if less than 20% of the number of shares of Series B Preferred Stock outstanding on the date the Series B Preferred Stock is first issued by the Corporation would remain outstanding after any such conversion, then all shares must be converted at that time. A Holder may convert shares of Series B Preferred Stock into Common Stock pursuant to this paragraph at any time and from time to time after the Original Issue Date, by delivering to the Corporation a conversion notice (the “ Holder Conversion Notice ”), in the form attached hereto as Exhibit A, appropriately completed and duly signed, and the date any such Holder Conversion Notice is delivered to the Corporation (as determined in accordance with the notice provisions hereof) is a “ Conversion Date .”

(b) Conversion at Option of Corporation . At any time that (i) the average Closing Price for at least thirty (30) consecutive Trading Days after August 7, 2011 exceeds 150% of the Conversion Price or (ii) a Fundamental Transaction occurs that the Holders do not elect to treat as a Liquidation Event, the Corporation may elect to require the Holders to convert all shares of the Series B Preferred Stock into Common Stock based on the Conversion Price by delivering an irrevocable written notice of such election to the Holders (the “ Corporation Conversion Notice ”). The Corporation Conversion Notice must be delivered within thirty (30) days of the event with respect to which it is being delivered. The tenth (10 th ) Trading Day after the delivery of such Corporation Conversion Notice will be the “ Conversion Date ” for such required conversion. Notwithstanding the foregoing, (x) in the event of a conversion at the option of the Corporation predicated on clause (i) of the first sentence of this Section 7(b), the Corporation may not require any conversion under this paragraph (and any notice thereof will be void), unless, as of the Conversion Date, and for each Trading Day between the date of the Corporation Conversion Notice and the Conversion Date, the Closing Price for each such Trading Day exceeds 150% of the Conversion Price and unless there are then outstanding at least 20,000,000 shares of Common Stock (as adjusted for any stock dividend, stock split, combination or other similar transaction) held by non-Affiliates of the Corporation, and (y) in the event of a conversion at the option of the Corporation predicated on clause (i) or (ii) of the first sentence of this Section 7(b), the Corporation may not require any conversion under this paragraph (and any notice thereof will be void), unless the Equity Conditions are satisfied (or waived in writing by the applicable Holder) on each Trading Day between the date of the Corporation Conversion Notice and the Conversion Date with respect to all of the Underlying Shares then issuable upon conversion in full of all outstanding Series B Preferred Stock.

(c) Redemption at Option of Corporation . On or after the first anniversary of the Original Issue Date, the Corporation may, at its option, redeem any of the Series B Preferred Stock owned by the Holders, for an amount per share in cash equal to the Stated Value on the Redemption Date plus all accrued and unpaid dividends that have not been added to Stated Value on the Redemption Date (the “ Cash Redemption Price ”) plus, if the product of (X) the average Closing Price of the ten (10) Trading Days immediately preceding the Redemption Date (the “ Company Redemption Closing Price ”) and (Y) the number of shares of Common Stock that would have been issued had the Holder converted all outstanding shares of Series B Preferred Stock being redeemed into shares of Common Stock on the Redemption Date (such product being referred to as the “ Common Stock As Converted Cash Value ”) exceeds the aggregate Cash Redemption Price, the Holder will receive on the Redemption Date, in addition to the aggregate Cash Redemption Price, in shares of Common Stock, the amount by which the Common Stock As Converted Cash Value exceeds the aggregate Cash Redemption Price, with the per share value for the Common Stock so issued and delivered being the Company Redemption Closing Price; provided that if less than 20% of the number of shares of Series B Preferred Stock outstanding on the date the Series B Preferred Stock is first issued by the Corporation would remain outstanding after any such redemption, then all shares must be redeemed at that time. The redemption date (the “ Redemption Date ”) shall be specified in an irrevocable written notice of redemption (a “ Corporation Redemption Notice ”) sent by or on behalf of the Corporation (pursuant to this Section 7(c)) to the Holder not less than thirty (30) days nor more than ninety (90) days prior to the proposed Redemption Date notifying the Holder of the election of the Corporation to redeem such shares in accordance with the terms hereof and specifying the Redemption Date (for the avoidance of doubt, a Corporation Redemption Notice can be given prior to the first anniversary of the Original Issue Date so long as the Redemption Date occurs after such anniversary). Notwithstanding anything herein to the contrary, the Holders shall be entitled to convert their shares of Series B Preferred Stock pursuant to Section 7(a) at any time after a Corporation Redemption Notice is given but prior to the Redemption Date.

8. Mechanics of Conversion; Redemption .

(a) The Corporation shall pay the applicable Cash Redemption Price in immediately available funds to the Holder on the Redemption Date.

(b) The number of Underlying Shares issuable upon any conversion of shares of Series B Preferred Stock hereunder shall equal (A) the sum of (i) the Stated Value of such shares of Series B Preferred Stock to be converted plus (ii) the accrued and unpaid dividends on such shares of Series B Preferred Stock that have not been added to the Stated Value on the Conversion Date, divided by (B) the applicable Conversion Price on the Conversion Date.

(c) Upon conversion or redemption (if the Common Stock as Converted Cash Value exceeds the aggregate Cash Redemption Price) of any shares of Series B Preferred Stock, the Corporation shall promptly issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion or redemption, free of restrictive legends unless such Underlying Shares are still required to bear a restrictive legend; the Corporation shall use its commercially reasonable efforts to cause the transfer agent to issue such certificates on or before (i) the sixth Trading Day after the Conversion Date or (ii) the Redemption Date, as the case may be. The Holder shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date or Redemption Date, as the case may be. If the shares are then not required to bear a restrictive legend, the Corporation shall, upon request of the Holder, deliver Underlying Shares hereunder electronically through The Depository Trust Corporation (“ DTC ”) or another established clearing corporation performing similar functions, and shall credit the number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission System (“ DWAC ”).

(d) A Holder shall deliver the original certificate(s) evidencing the Series B Preferred Stock being converted or redeemed in connection with the conversion or redemption of such Series B Preferred Stock. Upon surrender of a certificate following one or more partial conversions or redemptions, the Corporation shall promptly deliver to the Holder a new certificate representing the remaining shares of Series B Preferred Stock.

(e) The Corporation’s obligations to issue and deliver Underlying Shares upon conversion of Series B Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by any Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by any Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to any Holder in connection with the issuance of such Underlying Shares.

9. Voting Rights . Except as required by applicable law, the Holders of the Series B Preferred Stock shall be entitled to vote on all matters on which holders of Common Stock are entitled to vote. For such purposes, each Holder shall be entitled to a number of votes in respect of the shares of Series B Preferred Stock owned of record by it equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock are convertible by the Holder as of the record date for the determination of stockholders entitled to vote on such matter, or if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise provided in any relevant agreement or as required by applicable law, the holders of the Series B Preferred Stock and Common Stock shall vote together as a single class on all matters submitted to a vote or consent of stockholders; provided that so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the shares of Series B Preferred Stock then outstanding, voting together as a separate class,

(i) alter or change the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designations (whether by amendment of this Certificate of Designations or the Corporation’s certificate of incorporation or other charter documents or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action) or avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation;

(ii) authorize or create any class or series of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation Event or Fundamental Transaction senior to or otherwise pari passu with the Series B Preferred Stock, including without limitation through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, or avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation;

(iii) increase the authorized number of shares of Series B Preferred Stock;

(iv) pay or declare any dividend or make any distribution on, or redeem or acquire, any Junior Securities, except pro rata stock dividends on the Common Stock payable in additional shares of Common Stock; or

(v) enter into any transaction or series of transactions which would constitute a Liquidation Event or Fundamental Transaction if the consideration payable with respect to each share of Series B Preferred Stock is other than an amount in cash which is more than 150% of the Conversion Price; or

(vi) enter into any agreement with respect to the foregoing.

The protective rights set forth above in (iv) will terminate and cease to apply on the first date: (a) there are outstanding less than 30% of the number of shares of Series B Preferred Stock that were outstanding on the date the Series B Preferred Stock is first issued by the Corporation and (b) the outstanding shares of Series B Preferred Stock represent, in the aggregate, less than 20% of the Post-Conversion Equity. The protective rights set forth above in (v) will terminate and cease to apply on the date that both (a) and (b) have occurred.

10. Charges, Taxes and Expenses . Issuance of certificates for shares of Series B Preferred Stock and for Underlying Shares issued on conversion of (or otherwise in respect of) the Series B Preferred Stock shall be made without charge to the Holders for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the Series B Preferred Stock or receiving Underlying Shares in respect of the Series B Preferred Stock.

11. Replacement Certificates . If any certificate evidencing Series B Preferred Stock or Underlying Shares is mutilated, lost, stolen or destroyed, or a Holder fails to deliver such certificate as may otherwise be provided herein, the Corporation shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution for such certificate, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction (in such case) and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

12. Reservation of Underlying Shares . The Corporation covenants that it shall at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) all outstanding Series B Preferred Stock (taking into account the adjustments of Section 13), free from preemptive rights or any other contingent purchase rights of persons other than the Holder. The Corporation covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Corporation covenants that it shall use its best efforts to satisfy each of the Equity Conditions.

13. Certain Adjustments . The Conversion Price is subject to adjustment from time to time as set forth in this Section 13. Such adjustments shall be made to the Conversion Price for all shares of Series B Preferred Stock from and after the Original Issue Date.

(a) Stock Dividends and Splits . If the Corporation, at any time while Series B Preferred Stock is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the applicable Conversion Price for Series B Preferred Stock shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Pro Rata Distributions . If the Corporation, at any time while Series B Preferred Stock is outstanding, distributes or pays as a dividend to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (including, without limitation, cash) (in each case, “ Distributed Property ”), then in each such case the Corporation shall simultaneously deliver to each Holder the Distributed Property that each such Holder would have been entitled to receive in respect of the number of Underlying Shares then issuable pursuant to Section 7(a) above had the Holder been the record holder of such Underlying Shares immediately prior to the applicable record or payment date.

(c) Fundamental Transactions . If the Corporation, at any time while Series B Preferred Stock is outstanding, effects any Fundamental Transaction, then upon any subsequent conversion of Series B Preferred Stock, each Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it could have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “ Alternate Consideration ”). For purposes of any such conversion, the determination of the applicable Conversion Price for the Series B Preferred Stock shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then each Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of Series B Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall issue to the Holder a new series of preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Series B Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(d) Calculations . All calculations under this Section 13 shall be made to the nearest cent or the nearest  1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e) Notice of Adjustments . Upon the occurrence of each adjustment pursuant to this Section 13, the Corporation at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Corporation will promptly deliver a copy of each such certificate to each Holder and to the Corporation’s Transfer Agent.

(f) Notice of Corporate Events . If the Corporation (i) declares a dividend (other than a dividend pursuant to Section 3 above) or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Corporation or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Corporation, then the Corporation shall deliver to each Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction.

14. Fractional Shares . The Corporation shall not be required to issue or cause to be issued fractional Underlying Shares on conversion of Series B Preferred Stock.

15. Notices . Any and all notices or other communications or deliveries hereunder (including without limitation any conversion notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 4:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 4:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, for next Business Day delivery or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Corporation, to 20 William Street, Suite 310, Wellesley, MA 02481; Facsimile: (617) 517-3247; Attention: Corporate Secretary, or (ii) if to a Holder, to the address or facsimile number appearing on the Corporation’s stockholder records or such other address or facsimile number as such Holder may provide to the Corporation in accordance with this Section.

16. Miscellaneous .

(a) The headings herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

(b) Any of the rights of the Holders of Series B Preferred Stock set forth herein, including any Equity Conditions or any other similar conditions for the Holders’ benefit, may be waived by the affirmative vote of Holders of at least a majority of the shares of Series B Preferred Stock then outstanding. No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

IN WITNESS WHEREOF, Stream Global Services, Inc. has caused this Certificate of Designations to be duly executed as of this 13th day of March, 2009.

STREAM GLOBAL SERVICES, INC.

By:	/s/ R. Scott Murray
	Name:	R. Scott Murray
	Title:	Chief Executive Officer

Exhibit A

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder

in order to convert shares of Series B Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock indicated below into shares of common stock, par value $0.001 per share (the “ Common Stock ”), of Stream Global Services, Inc., a Delaware corporation (the “ Corporation ”), according to the conditions hereof, as of the date written below.

Date to Effect Conversion

Number of shares of Series B Preferred Stock owned prior to Conversion

Number of shares of Series B Preferred Stock to be Converted

Stated Value of shares of Series B Preferred Stock to be Converted

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Number of shares of Series B Preferred Stock subsequent to Conversion

Name of Holder

By:
Name:
Title:

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

STREAM GLOBAL SERVICES, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Stream Global Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The Board of Directors of the Corporation duly adopted resolutions, pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, setting forth a proposed amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation and declaring such amendment to be advisable and in the best interests of the Corporation and its stockholders. The stockholders of the Corporation duly approved said proposed amendment by written consent in lieu of a meeting in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

2. The first sentence of Article FOURTH of the Third Amended and Restated Certificate of Incorporation of the Corporation hereby is amended and restated in its entirety to read as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 212,000,000 shares, consisting of (i) 200,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”), (ii) 11,000,000 shares of non-voting common stock, $.001 par value per share (“Non-Voting Common Stock”) and (iii) 1,000,000 shares of Preferred Stock, $.001 par value per share (“Preferred Stock”).”

3. Part A of Article FOURTH of the Third Amended and Restated Certificate of Incorporation of the Corporation hereby is amended and restated in its entirety as follows:

“A	COMMON STOCK AND NON-VOTING COMMON STOCK.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock and Non-Voting Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series. Except as set forth in this Part A, the Common Stock and Non-Voting Common Stock shall have the same voting powers, preferences and rights, and qualifications, limitations and restrictions thereof, and shall rank equally, share ratably and shall each have the right to be treated identically and as a single class in respect of all matters, including, without limitation, in respect of the declaration and payment of any dividend, the making of any distribution in connection with the dissolution and winding up of the Corporation, any reclassification or exchange of the capital stock of the Corporation, or any merger or consolidation.

2. Voting. The holders of the Common Stock shall have voting rights at all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates (a) solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to law or (b) solely to any of the voting powers, preferences or rights, or the qualifications, limitations or restrictions thereof, of the Non-Voting Common Stock if the holders of the Non-Voting Common Stock are entitled, voting separately as a class, to vote thereon pursuant to this Certificate of Incorporation or pursuant to law. There shall be no cumulative voting. The holders of the Non-Voting Common Stock shall have no voting rights on any matter except: (i) as required by law and (ii) none of the voting powers, preferences or rights, or the qualifications, limitations or restrictions thereof, of the Non-Voting Common Stock shall be amended (whether by amendment effected pursuant to Section 242 or Section 245 of the General Corporation Law of the State of Delaware, or any successor provisions, or by merger, consolidation or otherwise) so as to adversely affect the holders of the Non-Voting Common Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Non-Voting Common Stock, voting as a single class.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware. The number of authorized shares of Non-Voting Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

3. Dividends. Dividends may be declared and paid on the Common Stock and Non-Voting Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock; provided that all such dividends shall be paid or made in equal amounts, share for share, to the holders of Common Stock and Non-Voting Common Stock as if a single class, except that in the event that any dividend shall be declared in shares of Common Stock or shares of Non-Voting Common Stock, such dividends shall be declared at the same rate per share on Common Stock and Non-Voting Common Stock, but the dividend payable on shares of Common Stock shall be payable in shares of Common Stock and the dividend payable on shares of Non-Voting Common Stock shall be payable in shares of Non-Voting Common Stock.

4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock and Non-Voting Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders in equal amounts per share to the holders of the Common Stock and the holders of the Non-Voting

2

Common Stock, as if such classes constituted a single class, subject to any preferential rights of any then outstanding Preferred Stock. For purposes of this Section 4, a consolidation or merger of the Corporation with any other entity, or the sale, transfer or lease by the Corporation of all or substantially all of its assets, shall not constitute or be deemed a liquidation or dissolution of the Corporation.

5. Conversion of Non-Voting Common Stock. The holders of Non-Voting Common Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Optional Conversion. Each share of Non-Voting Common Stock shall be convertible, at the option of the holder thereof, at any time and from time to time after the Optional Conversion Date (as defined in the Stockholders Agreement dated on or about August 14, 2009 by and among the Corporation, Ares Corporate Opportunities Fund II, L.P., EGS Dutchco B.V., NewBridge International Investment Ltd., and the other parties thereto, as amended from time to time (the “Stockholders Agreement”)), and without payment of additional consideration by the holder thereof, subject to the terms and provisions of this Section 5, into one fully paid and non-assessable share of Common Stock. In the event of a liquidation or dissolution of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Non-Voting Common Stock.

(b) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Non-Voting Common Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Non-Voting Common Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(c) Notice of Conversion. In order for a holder of Non-Voting Common Stock to voluntarily convert shares of Non-Voting Common Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Non-Voting Common Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Non-Voting Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Non-Voting Common Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation

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serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Non-Voting Common Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Non-Voting Common Stock represented by the surrendered certificate that were not converted into Common Stock and (ii) pay in cash such amount as provided in Section 5(b) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion.

(d) Reservation of Shares. The Corporation shall at all times when the Non-Voting Common Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Non-Voting Common Stock, such number of its authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Non-Voting Common Stock.

(e) Effect of Conversion. All shares of Non-Voting Common Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 5(b) and to receive payment of any dividends declared but unpaid thereon. Upon any such conversion, no adjustment to the number of shares of Common Stock issuable upon conversion of the Non-Voting Common Stock or otherwise shall be made for any dividends on the Non-Voting Common Stock surrendered for conversion or on the Common Stock delivered upon conversion, provided, however, that if shares of Non-Voting Common Stock shall be converted after the record date for a dividend on shares of Non-Voting Common Stock and prior to the payment date of such dividend, the registered holder of such shares at the close of business on such record date shall be entitled to receive the dividend payable on such shares on the payment date of such dividend notwithstanding the conversion thereof. Any shares of Non-Voting Common Stock so converted shall be retired and cancelled and may not be reissued as shares of such class, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Non-Voting Common Stock accordingly.

6. Mandatory Conversion of Non-Voting Common Stock. Upon the date and time, or occurrence of an event, specified by the Corporation (the date and time specified or the time of the event specified is referred to herein as the “Mandatory Conversion Time”), each share of Non-Voting Common Stock shall automatically be converted into one fully paid and non-assessable share of Common Stock. All holders of record of shares of Non-Voting Common Stock shall be sent advance written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Non-Voting Common Stock pursuant to this Section 6. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Non-Voting Common

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Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Non-Voting Common Stock converted pursuant to this Section 6, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 6, and the shares of Common Stock issuable upon conversion of such Non-Voting Common Stock shall be deemed to be outstanding of record as of the Mandatory Conversion Time. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Non-Voting Common Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Section 5(b) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion. Upon any such mandatory conversion, no adjustment to the number of shares of Common Stock issuable upon conversion of the Non-Voting Common Stock or otherwise shall be made for any dividends on the Non-Voting Common Stock surrendered for conversion or on the Common Stock delivered upon conversion, provided, however, that if the Mandatory Conversion Time shall be after the record date for a dividend on shares of Non-Voting Common Stock and prior to the payment date of such dividend, the registered holder of such shares at the close of business on such record date shall be entitled to receive the dividend payable on such shares on the payment date of such dividend notwithstanding the conversion thereof. Such converted Non-Voting Common Stock shall be retired and cancelled and may not be reissued as shares of such class, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Non-Voting Common Stock accordingly.

7. Stock Splits, Subdivisions and Combinations. So long as shares of Common Stock and shares of Non-Voting Common Stock shall be outstanding, the Corporation shall not effect any stock split, subdivision or combination (i) of the Common Stock, unless the Corporation shall also contemporaneously effect a stock split, subdivision or combination on the same terms with respect to the Non-Voting Common Stock or (ii) of the Non-Voting Common Stock, unless the Corporation shall also contemporaneously effect a stock split, stock dividend, subdivision or combination on the same terms with respect to the Common Stock.

8. Merger or Consolidation. In the event of any merger or consolidation of the Corporation with or into another entity, the holders of Non-Voting Common Stock shall be entitled to receive the same per share consideration, if any, as the holders of Common Stock without requiring the conversion of such Non-Voting Common Stock into Common Stock.”

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4. Article NINTH of the Third Amended and Restated Certificate of Incorporation of the Corporation hereby is amended and restated in its entirety to read as follows:

“NINTH: This Article NINTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors; provided, however, that the consummation of the actions described in Sections 2 and 6 of the Stockholders Agreement shall require the approvals required thereby, including without limitation, to the extent required, (i) the prior written consent of the Requisite Majority (as defined in the Stockholders Agreement), (ii) subject to applicable law, the prior written consent of the Unanimous Significant Investors (as defined in the Stockholders Agreement), (iii) the prior approval of the Board of Directors, including (A) one Ares Director (as defined in the Stockholders Agreement) designated to the Board of Directors by the Ares Significant Investor (as defined in the Stockholders Agreement) pursuant to Section 2.1.2(a) of the Stockholders Agreement, if any, and (B) one director designated to the Board of Directors by the PEP Significant Investor (as defined in the Stockholders Agreement) and the Ayala Significant Investor (as defined in the Stockholders Agreement) pursuant to Section 2.1.2(b) of the Stockholders Agreement, if any, (iv) the Requisite Board Approval (as defined in the Stockholders Agreement), or (v) a waiver under the Stockholders Agreement delivered in accordance with the terms thereof. At each annual meeting of stockholders, each director shall be elected for a term of office to expire at the following annual meeting of stockholders, subject to the election and qualification of his or her successor or the earlier of his or her death, resignation or removal.

2. Quorum of the Board of Directors. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors established by the Board of Directors pursuant to Section 2.2 of the Corporation’s By-laws shall constitute a quorum of the Board of Directors, subject to any additional requirements contained in the Stockholders Agreement, including without limitation, to the extent required, so long as an Ares Director, a PEP Director or an Ayala Director (each as defined in the Stockholders Agreement) designated pursuant to Section 2.1.2(a) or (b) of the Stockholders Agreement serves on the Board of Directors, the presence of an Ares Director, a PEP Director and an Ayala Director, as the case may be, shall also be required to constitute a quorum of the Board of Directors; provided, however, that, if an Ares Director, a PEP Director or an Ayala Director is not present at any two consecutive meetings of the Board of Directors, then the presence of an Ares Director, a PEP Director or an Ayala Director, as the case may be, shall not be required to constitute a quorum of the Board of Directors for the following meeting of the Board of Directors. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

3. Quorum of a Committee of the Board of Directors. A majority of the members of any committee of the Board of Directors shall constitute a quorum of such committee, subject to any additional requirements contained in the Stockholders Agreement, including without limitation, to the extent required, so long as an Ares Director, a PEP Director or an Ayala Director designated pursuant to Section 2.1.2(a) or (b) of the Stockholders Agreement serves on

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any committee of the Board of Directors, the presence of such Ares Director, PEP Director and Ayala Director, as the case may be, shall also be required to constitute a quorum of such committee of the Board of Directors; provided, however, that, if an Ares Director, a PEP Director or an Ayala Director that is a member of a committee is not present at any two consecutive meetings of such committee of the Board of Directors, then the presence of such Ares Director, PEP Director or Ayala Director, as the case may be, shall not be required to constitute a quorum of such committee for the following meeting of the committee. If at any meeting of a committee of the Board of Directors there shall be less than such a quorum, a majority of the members of such committee present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.”

4. The definition of “Acceleration Event” set forth in Section 2 of the Certificate of Designations of the Series A Convertible Preferred Stock of the Corporation initially filed with the Secretary of State of the State of Delaware on August 7, 2008 and thereafter amended on March 11, 2009 is hereby amended and restated to read as follows:

““Acceleration Event” means the occurrence of any one or more of the following events (in one or a series of related transactions): (i) a Liquidation Event; (ii) a Bankruptcy Event; (iii) immediately prior to a conversion pursuant to Section 7(b) hereof; (iv) an acquisition (by issuance, stock purchase, merger or otherwise) after the date of the Purchase Agreement by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of shares of Common Stock and/or Non-Voting Common Stock representing more than 35% of the voting rights or voting equity interests in the Corporation (giving assumed effect to the conversion into shares of Common Stock of all outstanding shares of Non-Voting Common Stock, whether or not then convertible); (v) a replacement of more than one-half of the members of the Corporation’s board of directors with members that are not approved by a majority of those individuals who are members of the board of directors on the date of the Purchase Agreement (or other Persons approved by such members to be directors (or their successors so appointed), appointed pursuant to the terms of the Stockholder’s Agreement or elected by the Original Purchaser pursuant to Section 9 below); (vi) a recapitalization, reorganization or other transaction involving the Corporation or any Subsidiary that constitutes or results in a transfer of 35% of the voting rights or voting equity interests in the Corporation; (vii) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Corporation; (viii) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property and as a result thereof the holders of a majority of the shares of Common Stock prior to the offer do not hold securities representing at least 65% of the voting rights or voting equity interests in the Corporation, except for the tender offer described in the Purchase Agreement; (ix) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities that do not represent at least 65% of the voting rights or voting equity interests of the Corporation, cash or property; or (x) the execution by the Corporation of an agreement directly or indirectly providing for any of the foregoing events; provided, that none of clause (ii) of the definition of Liquidation Event or clauses (iv) or (vi) through (viii) above shall be deemed an “Acceleration Event” if following such transaction Ares Corporate Opportunities Fund II, L.P., or a Person that directly or indirectly controls, is controlled by or is under common control with Ares Corporate

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Opportunities Fund II, L.P., owns at least 65% of the voting rights or voting equity interests in the Corporation (giving assumed effect to the conversion into shares of Common Stock of all outstanding shares of Non-Voting Common Stock, whether or not then convertible).”

5. The definition of “Fundamental Transaction” set forth in Section 2 of the Certificate of Designations of the Series B Convertible Preferred Stock of the Corporation filed with the Secretary of State of the State of Delaware on March 13, 2009 is hereby amended and restated to read as follows:

““Fundamental Transaction” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date of the Guarantee Agreement by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of shares of Common Stock and/or Non-Voting Common Stock representing more than 35% of the voting rights or voting equity interests in the Corporation (giving assumed effect to the conversion into shares of Common Stock of all outstanding shares of Non-Voting Common Stock, whether or not then convertible); (ii) a replacement of more than one-half of the members of the Corporation’s board of directors with members that are not approved by a majority of those individuals who are members of the board of directors on the date of the Guarantee Agreement (or other Persons approved by such members to be directors (or their successors so appointed), appointed pursuant to the terms of the Stockholder’s Agreement); (iii) a merger or consolidation of the Corporation or any Subsidiary or a sale of all or substantially all of the assets of the Corporation in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Corporation’s securities prior to the first such transaction continue to hold a majority of the voting rights or voting equity interests in the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Corporation or any Subsidiary that constitutes or results in a transfer of a majority of the voting rights or voting equity interests in the Corporation; (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Corporation; (vi) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property and as a result thereof the holders of a majority of the shares of Common Stock prior to the offer do not hold securities representing a majority of the voting rights or voting equity interests in the Corporation, except for the tender offer described in the Purchase Agreement; (vii) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities that do not represent a majority of the voting rights or voting equity interests of the Corporation, cash or property; or (viii) the execution by the Corporation of an agreement directly or indirectly providing for any of the foregoing events; provided that none of items (i) through (viii) shall be deemed a Fundamental Transaction if any Person controlling, directly or indirectly, more than fifty percent (50%) of the Post-Conversion Equity (giving assumed effect to the conversion into shares of Common Stock of all outstanding shares of Non-Voting Common Stock, whether or not then convertible) acquires a majority of the voting rights or voting equity interests in the Corporation, or any successor thereto, in such transaction or series of transactions (giving assumed effect to the conversion into shares of Common Stock of all outstanding shares of Non-Voting Common Stock, whether or not then convertible).”

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this 29th day of September, 2009.

STREAM GLOBAL SERVICES, INC.

By:	/S/ R. SCOTT MURRAY
R. Scott Murray Chief Executive Officer

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

STREAM GLOBAL SERVICES, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Stream Global Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The Board of Directors of the Corporation duly adopted resolutions, pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, setting forth a proposed amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation and declaring such amendment to be advisable and in the best interests of the Corporation and its stockholders. The stockholders of the Corporation duly approved said proposed amendment by written consent in lieu of a meeting in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

2. The Third Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to (a) delete the Certificate of Designations of the Series A Convertible Preferred Stock of the Corporation initially filed with the Secretary of State of the State of Delaware on August 7, 2008, as amended, and (b) delete the Certificate of Designations of the Series B Convertible Preferred Stock of the Corporation initially filed with the Secretary of State of the State of Delaware on March 13, 2009, as amended.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this 1st day of October, 2009.

STREAM GLOBAL SERVICES, INC.

By:	/S/ R. SCOTT MURRAY
R. Scott Murray Chief Executive Officer